                         THE DROVERS AND MECHANICS BANK
                              SALARY DEFERRAL PLAN


                              ORIGINALLY EFFECTIVE
                                  JULY 1, 1986


                        AS AMENDED AND RESTATED EFFECTIVE
                                  JULY 1, 1989

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.................................................................1
   Section 1.1. References............................................................1
   Section 1.2. Compensation..........................................................1
   Section 1.3. Dates.................................................................4
   Section 1.4. Employee..............................................................5
   Section 1.5. Employer..............................................................7
   Section 1.6. Fiduciaries...........................................................7
   Section 1.7. Participant/Beneficiary...............................................8
   Section 1.8. Participant Accounts..................................................8
   Section 1.9. Plan..................................................................9
   Section 1.10. Service..............................................................9
   Section 1.11. Trust...............................................................11

ARTICLE II PARTICIPATION.............................................................11
   Section 2.1. Eligibility Service..................................................11
   Section 2.2. Plan Participation...................................................11
   Section 2.3. Termination of Participation.........................................12
   Section 2.4. Re-Participation (Break In Service Rules)............................12

ARTICLE III ALLOCATIONS TO PARTICIPANT ACCOUNTS......................................13
   Section 3.1. General Provisions...................................................13
   Section 3.2. Profit Sharing Contributions.........................................14
   Section 3.3. Qualified Non-Elective Contributions.................................14
   Section 3.4. Employee 401(k) Elective Deferral Contributions......................15
   Section 3.5. Employee Nondeductible Contributions.................................17
   Section 3.6. Employer Matching Contributions......................................17
   Section 3.7. Rollover/Transfer Contributions......................................18
   Section 3.8. Allocation of Investment Results.....................................19

ARTICLE IV PAYMENT OF PARTICIPANT ACCOUNTS...........................................19
   Section 4.1. Vesting Service Rules................................................19
   Section 4.2. Vesting of Participant Accounts......................................20
   Section 4.3. Payment of Participant Accounts......................................24
   Section 4.4. In-Service Payments..................................................28
   Section 4.5. Distributions under Domestic Relations Orders........................29

ARTICLE V ADDITIONAL QUALIFICATION RULES.............................................30
   Section 5.1. Limitations on Allocations under Code Section 415....................30
   Section 5.2. Control of Trades or Businesses by Owner-Employee....................36
   Section 5.3. Joint and Survivor Annuity Requirements..............................37
   Section 5.4. Distribution Requirements............................................43

   Section 5.5. Top Heavy Provisions..................................................49
   Section 5.6. Limitations and Conditions Regarding Contributions under
        Code Sections 402(g), 401(k) and 401(m).......................................53
   Section 5.7. Deductible Voluntary Employee Contributions...........................63

ARTICLE VI ADMINISTRATION OF THE PLAN.................................................63
   Section 6.1. Fiduciary Responsibility..............................................63
   Section 6.2. Plan Administrator....................................................64
   Section 6.3. Claims Procedure......................................................66
   Section 6.4. Trust Fund............................................................66

ARTICLE VII AMENDMENT AND TERMINATION OF PLAN.........................................67
   Section 7.1. Right to Discontinue and Amend........................................67
   Section 7.2. Amendments............................................................67
   Section 7.3. Protection of Benefits in Case of Plan Merger.........................68
   Section 7.4. Termination of Plan...................................................69

ARTICLE VIII MISCELLANEOUS PROVISIONS.................................................69
   Section 8.1. Exclusive Benefit - Non-Reversion.....................................69
   Section 8.2. Inalienability of Benefits............................................70
   Section 8.3. Employer-Employee Relationship........................................70
   Section 8.4. Binding Agreement.....................................................70
   Section 8.5. Separability..........................................................70
   Section 8.6. Construction..........................................................70
   Section 8.7. Copies of Plan........................................................70
   Section 8.8. Interpretation........................................................71

                         The Drovers And Mechanics Bank
                              Salary Deferral Plan

         This amended and restated plan, executed on the date indicated at the end hereof, is made effective as of July 1, 1989, except as provided otherwise in Section 1.3(c), by The Drovers and Mechanics Bank, a Corporation, with its principal office located in York, PA.

                              W I T N E S S E T H :

         WHEREAS, effective July 1, 1986, the employer established the plan for its employees and desires to continue to maintain a permanent qualified plan in order to provide its employees and their beneficiaries with financial security in the event of retirement, disability or death; and

         WHEREAS, it is desired to amend said plan;

         NOW THEREFORE, the premises considered, the original plan is hereby replaced by this amended and restated plan, and the following are the provisions of the qualified plan of the employer as restated herein; provided, however, that each employee who was previously a participant shall remain a participant, and no employee who was a participant in the plan before the date of amendment shall receive a benefit under this amended plan which is less than the benefit he was then entitled to receive under the plan as of the day prior to the amendment.

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.1. References
         ------------ ----------

         (a) Code means the Internal Revenue Code of 1986, as it may be amended from time to time.

         (b) ERISA means the Employee Retirement Income Security Act of 1974, as
             -----
amended.

         Section 1.2. Compensation
         ------------ ------------

         (a) Compensation means, except as provided in paragraph (b) hereof, any
             ------------
earnings reportable as W-2 wages for Federal income tax withholding purposes and earned income, plus elective contributions, for the plan year.

         Elective contributions are amounts excludible from the employee's gross income and contributed by the employer, at the employee's election to:

               (1) A cafeteria plan (excludible under Code Section 125);

         (2) A Code Section 401(k) arrangement (excludible under Code Section 402(a)(8));

         (3) A simplified employee pension (excludible under Code Section 402(h)); or

         (4) A tax sheltered annuity (excludible under Code Section 403(b)).

     "Earned Income" means net earnings from self-employment in the trade or business with respect to which the employer has established the plan, provided that personal services of the individual are a material income producing factor. Net earnings shall be determined without regard to items excluded from gross income and the deductions allocable to those items. Net earnings shall be determined after the deduction allowed to the self-employed individual for all contributions made by the employer to a qualified plan and, for plan years beginning after December 31, 1989, the deduction allowed to the self-employed under Code Section 164(f) for self-employment taxes.

     Any reference in this plan to compensation shall be a reference to the definition in this Section 1.2, unless the plan reference specifies a modification to this definition. The plan administrator shall take into account only compensation actually paid by the employer for the relevant period. A compensation payment includes compensation by the employer through another person under the common paymaster provisions in Code Sections 3121 and 3306. Compensation from an employer which is not a participating employer under this plan shall be excluded.

     (b) Exclusions From Compensation - Notwithstanding the provisions of
         ----------------------------
paragraph 1.2(a), the following types of remuneration shall be excluded from the participant's compensation:

         No exclusions from compensation.

     (c) Limitations on Compensation -
         ---------------------------

         (1) Compensation Dollar Limitation - For any plan year beginning after
             ------------------------------
December 31, 1993, the plan administrator shall take into account only the first $150,000 (or beginning January 1, 1995, such larger amount as the Commissioner of Internal Revenue may prescribe) of any participant's compensation for determining all benefits provided under the plan. For any plan year beginning after December 31, 1988 but before January 1, 1994, the plan administrator shall take into account only the first $200,000 (or for plan years after December 31, 1989 but before January 1, 1994, such larger amount as the Commissioner of Internal Revenue may prescribe) of any participant's compensation for determining all benefits provided under the plan. The compensation dollar limitation for a plan year shall be the limitation amount in effect on January 1 of the calendar year in which the plan year begins. For any plan year beginning before January 1, 1989, the compensation dollar limitation (but not the family aggregation requirement described in the next paragraph) applies only if the plan is top-heavy for such plan year or operates as a deemed top-heavy plan for such plan year. If the plan should determine compensation on a period of time that contains fewer than 12 calendar months (such as for a short plan year), the annual compensation dollar limitation shall be an amount equal to the compensation dollar limitation for the plan year multiplied by the ratio obtained by dividing the number of full months in the period by 12.

         (2) Application of Compensation Limitation to Certain Family Members -
             ----------------------------------------------------------------
The compensation dollar limitation applies to the combined compensation of the employee and of any family member aggregated with the employee under Code
Section 414(q)(6) who is either (A) the employee's spouse, or (B) the employee's lineal descendant under the age of 19. If, for a plan year, the combined compensation of the employee and such family members who are participants entitled to an allocation for that plan year exceeds the compensation dollar limitation, compensation for each such participant, for purposes of the contribution and allocation provisions of Article III, means his adjusted compensation.

     Adjusted compensation is the amount which bears the same ratio to the compensation dollar limitation as the effected participant's compensation (without regard to the compensation dollar limitation) bears to the combined compensation of all the effected participants in the family unit. If the plan uses permitted disparity, the plan administrator first shall determine the integration level of each effected family member participant using actual compensation. The total of the effected participants' compensations equal to or less than the applicable integration levels may not exceed the compensation dollar limitation. The combined excess compensation of the effected participants in the family unit may not exceed the compensation dollar limitation minus the amount determined under the preceding sentence. If the combined excess compensation exceeds this limitation, the plan administrator will prorate the limitation on the excess compensation among the effected participants in the family unit in proportion to each such individual's actual compensation minus his integration level.

     (d) Compensation for Nondiscrimination Test - For purposes of determining
         ---------------------------------------
whether the plan discriminates in favor of highly compensated employees, compensation means compensation as defined in this Section 1.2, except that the employer will not give effect to any exclusion from compensation specified in
Section 1.2(b). Notwithstanding the above, the employer may elect to exclude from this nondiscrimination definition of compensation any items of compensation excludible under Code Section 414(s) and the applicable Treasury regulations, provided such adjusted definition conforms to the nondiscrimination requirements of those regulations.

     (e) Compensation for Compliance with Section 5.6 - For purposes of
         --------------------------------------------
conducting the actual deferral percentage test or the average contribution percentage test, compensation means compensation as defined in Section 1.2(a) for the entire plan year.

     Section 1.3. Dates
     ------------ -----

     (a) Accounting Date means the dates on which investment results are
         ---------------
allocated to participants' accounts:

     December 31, March 31, June 30 and September 30 are investment allocation dates.

     (b) Allocation Date means the date(s) on which any contribution is allocated to participants' accounts as follows:

     Qualified non-elective contributions shall be allocated as of the last day of the plan year.

     Employee contributions (whether elective deferrals or nondeductible) shall be allocated on the date of receipt by the plan.

     Employer matching contributions shall be allocated as of the date employee contributions subject to matching are received and allocated.

     The allocation period applicable to a particular employer matching
         -----------------
contribution allocation date shall be the period commencing as of the day following the immediately previous allocation date and ending on the particular allocation date. For the purpose of a participant's contribution made pursuant to a salary reduction election for an incentive bonus, the allocation period shall be the date the incentive bonus is otherwise paid to the employees and compensation for the allocation period shall mean the incentive bonus compensation.

     (c) The Effective Date of the plan is July 1, 1986.
             --------------

     The effective date of this amendment and restatement is July 1, 1989; provided, however that the plan provisions required to comply with the Tax Reform Act of 1986 (TRA `86), the Omnibus Budget Reconciliation Act of 1986 (OBRA `86), the Omnibus Budget Reconciliation Act of 1987 (OBRA `87), and the Technical and Miscellaneous Revenue Act of 1988 (TAMRA) shall generally be effective on the first day of the plan year beginning after December 31, 1988, except as specified otherwise in this plan or in TRA `86, OBRA `86, OBRA `87 or TAMRA. The plan provisions required to comply with the 1989 Revenue Reconciliation Act shall generally be effective on the first day of the plan year beginning after December 31, 1989, except as specified otherwise in this plan or in said Act.

     Notwithstanding anything herein to the contrary, the provisions noted below shall become effective on the alternate effective date indicated. If the alternate effective date is subsequent to the effective date of this amendment, the prior provisions of the plan shall continue in effect until such alternate effective date.

Reference                                        Alternate Effective Date
---------                                        ------------------------

Section 4.2(b)  Forfeitures                      January 1, 1992

Section 4.3(b)  IRA Rollover/Plan Transfer       January 1, 1993


     (d) Plan Entry Date means the participation date(s) specified in Article
         ---------------
II.

     (e) Plan Year means the 12-consecutive month period beginning on January 1
         ---------
and ending on December 31.

     (f) Limitation Year (for purposes of limitations on benefits and
         ---------------
contributions under Code Section 415) means the plan year.

     Section 1.4. Employee
     ------------ --------

     (a)

         (1) Employee means any person employed by the employer, including an owner-employee or other self-employed individual (as defined in paragraph (3)). The term employee shall include any employee of the employer maintaining the plan or of any other employer required to be aggregated with such employer under Code Sections 414(b), (c), (m) or (o). The term employee shall also include any leased employee deemed to be an employee of any employer as provided in Code Sections 414(n) or (o) and as defined in paragraph (2).

         (2) Leased Employee means an individual (who otherwise is not an
             ---------------
employee of the employer) who, pursuant to a leasing agreement between the employer and any other person, has performed services for the employer (or for the employer and any persons related to the employer within the meaning of Code
Section 144(a)(3)) on a substantially full time basis for at least one year and who performs services historically performed by employees in the employer's business field. If a leased employee is treated as an employee by reason of this
Section 1.4(a)(2), compensation from the leasing organization which is attributable to services performed for the employer shall be considered as compensation under the plan. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the employer shall be treated as provided by the employer.

     Safe harbor plan exception - The plan shall not treat a leased employee as an employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the employer's employees (other than highly compensated employees) are leased employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code
Section 415(c)(3) plus elective contributions.

         (3) Owner-Employee/Self Employed Individual - Owner-employee means a
             ---------------------------------------
self-employed individual who is a sole proprietor, (if the employer is a sole proprietorship) or who is a partner (if the employer is a partnership) owning more than 10 percent of either the capital or profits interest of the partnership. Self-employed individual means an individual who has earned income for the taxable year from the trade or business for which the plan is established, or who would have had earned income but for the fact that the trade or business had no net profits for the taxable year.

     (b) Highly Compensated Employee means an employee who, during the plan year
         ---------------------------
or during the preceding 12-month period:

         (1) is a more than 5% owner of the employer (applying the constructive ownership rules of Code Section 318, and applying the principles of Code Section 318, for an unincorporated entity);

         (2) has compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

         (3) has compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on compensation for the relevant year); or

         (4) has compensation in excess of 50% of the dollar amount prescribed in Code Section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the employer.

     If the employee satisfies the definition in clause (2), (3) or (4) in the plan year but did not satisfy clause (2), (3) or (4) during the preceding 12-month period and does not satisfy clause (1) in either period, then the employee is a highly compensated employee only if he is one of the 100 most highly compensated employees for the plan year. The number of officers taken into account under clause (4) shall not exceed the greater of 3 or 10% of the total number (after application of the Code Section 414(q) exclusions) of employees, but no more than 50 officers. If no employee satisfies the compensation requirement in clause (4) for the relevant year, the highest paid officer will be treated as satisfying clause (4) for that year.

     The term highly compensated employee also includes any former employee who separated from service (or has a deemed separation from service, as determined under Treasury regulations) prior to the plan year, performs no service for the employer during the plan year, and was a highly compensated employee either for the separation year or any plan year ending on or after his 55th birthday. If the former employee's separation from service occurred before January 1, 1987, he is a highly compensated employee only if he satisfied clause (1) of this
Section 1.4(b) or received compensation in excess of $50,000 during the year of his separation from service (or the prior year), or during any year ending after his 54th birthday.

     For purposes of determining who is a highly compensated employee under this
Section 1.4(b), compensation means compensation as defined in Section 1.2, except that any exclusions from compensation specified in Section 1.2 (b) shall not apply. The plan administrator shall make the determination of who is a highly compensated employee, including the determinations of the number and identity of the top paid 20% group, the top 100 paid employees, the number of officers includible in clause (4) and the relevant compensation, consistent with Code Section 414(q) and regulations issued under that Code Section. The employer may make a calendar year election to determine the highly compensated employees for the plan year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the employer.

     For purposes of applying any nondiscrimination test required under the plan or Code, in a manner consistent with applicable Treasury regulations, the plan administrator will treat a highly compensated employee and all family members (a spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant) as a single highly compensated employee, but only if the highly compensated employee is a more than 5% owner or is one of the 10 highly compensated employees with the greatest compensation for the plan year. This aggregation rule applies to a family member even if that family member is a highly compensated employee without family aggregation.

     Section 1.5. Employer
     ------------ --------

     Employer means The Drovers and Mechanics Bank or any successor entity by merger, purchase, consolidation, or otherwise; or an organization affiliated with the employer which may assume the obligations of this plan with respect to its employees by becoming a party to this plan. Another employer whether or not it is affiliated with the sponsor employer may adopt this plan to cover its employees by filing with the sponsor employer a written resolution adopting the plan, upon which the sponsor employer shall indicate its acceptance of such employer as an employer under the plan. Each such employer shall be deemed to be the employer only as to persons who are on its payroll.

     The following employer has adopted this plan and has been accepted by the sponsor employer on or before the date this amendment is executed:

          Participating Employer                  EIN
          ----------------------                  ---
    Drovers Settlement Services, LLC         23-3039923

     Section 1.6. Fiduciaries
     ------------ -----------

     (a) Named Fiduciary means the person or persons having fiduciary
         ---------------
responsibility for the management and control of plan assets.

     (b) Plan administrator means the person or persons appointed by the named
         ------------------
fiduciary to administer the plan.

     (c) Trustee means the trustee named in the trust agreement executed
         -------
pursuant to this plan, or any duly appointed successor trustee.

     (d) Investment Manager means a person or corporation other than the trustee
         ------------------
appointed for the investment of plan assets.


     Section 1.7. Participant/Beneficiary
     ------------ -----------------------

     (a) Participant means an eligible employee of the employer who becomes a member of the plan pursuant to the provisions of Article II, or a former employee who has an accrued benefit under the plan.

     (b) Beneficiary means a person designated by a participant who is or may become entitled to a benefit under the plan. A beneficiary who becomes entitled to a benefit under the plan remains a beneficiary under the plan until the trustee has fully distributed his benefit to him. A beneficiary's right to (and the plan administrator's, or a trustee's duty to provide to the beneficiary) information or data concerning the plan shall not arise until he first becomes entitled to receive a benefit under the plan.

     Section 1.8. Participant Accounts
     ------------ --------------------

     (a) Profit Sharing Account means the balance of the separate account
         ----------------------
derived from profit sharing employer contributions, including forfeitures (if any) (if so provided under Section 3.2).

     (b) Qualified Non-elective Contribution Account means the balance of the
         -------------------------------------------
separate account derived from employer's qualified non-elective contributions (if so provided under Section 3.3).

     (c) Employee 401(k) Elective Deferral Account means the balance of the
         -----------------------------------------
separate account derived from the participant's elective deferrals (if so provided under Section 3.4).

     (d) Employee Nondeductible Contribution Account means the balance of the
         -------------------------------------------
separate account derived from the participant's non-deductible employee contributions (if so provided under Section 3.5).

     (e) Employer Matching Contribution Account means the balance of the
         --------------------------------------
separate account derived from employer's matching contributions (if so provided under Section 3.6).

     (f) Rollover/Transfer Account means the balance of the separate account
         -------------------------
derived from rollover contributions and/or transfer contributions (if so provided under Section 3.7).

     (g) Recharacterized Funds Account means the balance of the separate account
         -----------------------------
derived from recharacterized amounts treated as being contributed by the participant (if so provided under Section 3.5(c)).

     (h) Accrued Benefit means the total of the participant's account balances
         ---------------
as of the accounting date falling on or before the day on which the accrued benefit is being determined.

     Section 1.9. Plan
     ------------ ----

     Plan means The Drovers And Mechanics Bank Salary Deferral Plan as set forth herein and as it may be amended from time to time.

     Section 1.10. Service
     ------------- -------

     (a) Service means any period of time the employee is in the employ of the
         -------
employer, including any period the employee is on an unpaid leave of absence authorized by the employer under a uniform, nondiscriminatory policy applicable to all employees. Separation from service means that the employee no longer has an employment relationship with the employer.

     (b)

         (1) Hour of Service means:
             ---------------

            (A) Each hour for which an employee is paid, or entitled to payment, for the performance of duties for the employer. These hours shall be credited to the employee for the computation period in which the duties are performed; and

            (B) Each hour for which an employee is paid, or entitled to payment, by the employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). An hour of service shall not be credited to an employee under this paragraph if the employee is paid, or entitled to payment, under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

            (C) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer. The same hours of service shall not be credited both under paragraph (A) or paragraph (B), as the case may be, and under this paragraph (C). These hours shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     Hours of service shall be determined on the basis of actual hours for which an employee is paid or entitled to payment. The above provisions shall be construed so as to resolve any ambiguities in favor of crediting employees with hours of service.

         (2) Solely for purposes of determining whether a break in service for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of a birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited: (A) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (B) in all other cases, in the following computation period.

         (3) Hours of service shall be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the adopting employer is a member. Hours of service shall also be credited for any leased employee who is considered an employee for purposes of this plan under Code Section 414(n) or Code Section 414(o).

     (c)

         (1) Year of Service means a 12-consecutive month computation period
             ---------------
during which the employee completes the required number of hours of service with the employer as specified in Sections 2.1 or 4.1.

         (2) Predecessor Service - If the employer maintains the plan of a
             -------------------
predecessor employer, service with such predecessor employer shall be treated as service for the employer. If the employer does not maintain the plan of a predecessor employer, then service as an employee of a predecessor employer shall not be considered as service under the plan, except as noted below:

             - No credit for predecessor service.

     Service as an employee of a predecessor employer shall be considered as service for the employer hereunder for the purposes of applying the limitations on benefits and allocations under Code Section 415.

     (d) Break in Service (or One Year Break in Service) means a 12-consecutive
         ----------------
month computation period during which a participant or former participant does not complete the specified number of hours of service with the employer as set forth in Sections 2.1(b) and 4.1(b).

     Section 1.11. Trust
     ------------- -----

     (a) Trust means the qualified trust created under the employer's plan.
         -----

     (b) Trust Fund means all property held or acquired by the plan.
         ----------

                                   ARTICLE II
                                  PARTICIPATION

     Section 2.1. Eligibility Service
     ------------ -------------------

     (a) Eligibility Year of Service means an eligibility computation period
         ---------------------------
during which the employee completes at least 1,000 hours of service with the employer.

     (b) One Year Break in Service means for the purposes of this Article II an
         -------------------------
eligibility computation period during which the participant or former participant does not complete more than 500 hours of service with the employer.

     (c) Eligibility Computation Period - The initial eligibility computation
         ------------------------------
period shall be the 12-consecutive month period beginning with the day on which the employee first performs an hour of service with the employer (employment commencement date).

     Succeeding eligibility computation periods shall coincide with the plan year, beginning with the first plan year which commences prior to the first anniversary of the employee's employment commencement date regardless of whether the employee is credited with the required number of hours of service during the initial eligibility computation period. An employee who is credited with the required number of hours of service in both the initial eligibility computation period and the first plan year which commences prior to the first anniversary of the employee's employment commencement date shall be credited with two years of service for purposes of eligibility to participate.

     Section 2.2. Plan Participation
     ------------ ------------------

     (a) Eligibility
         -----------

         (1) Age/service requirements - An employee who is a member of the
             ------------------------
eligible class of employees shall be eligible for plan participation after he has satisfied the following participation requirements:

             (A) Completion of 1 year of service, and

             (B) Attainment of age 21.

         (2) Eligible class of employees - All employees of the employer shall
             ---------------------------
be eligible to be covered under the plan; provided, however, that leased employees who are considered employees under the plan shall not be eligible for participation, unless such exclusion would cause the plan to fail to satisfy the participation test or the coverage test of Code Section 410 or the nondiscrimination requirements of Code Section 401(a)(4).

     (b) Entry Date - An eligible employee shall participate in the plan on the
         ----------
earlier of the January 1, April 1, July 1, or October 1 entry date coinciding with or immediately following the date on which he has met the age and service requirements. If an employee who is not a member of the eligible class of employees becomes a member of the eligible class, such employee shall participate immediately, if he has satisfied the age and service requirements and would have otherwise previously become a participant.

     Section 2.3. Termination of Participation
     ------------ ----------------------------

     A participant shall continue to be an active participant of the plan so long as he is a member of the eligible class of employees and he does not incur a one-year break in service due to termination of employment. He shall become an inactive participant when he incurs a one-year break in service due to termination of employment, or at the end of the plan year during which he ceases to be a member of the eligible class of employees. He shall cease participation completely upon the later of his receipt of a total distribution of his nonforfeitable account balance(s) under the plan or the forfeiture of the nonvested portion of the account balance(s).

     Section 2.4. Re-Participation (Break In Service Rules)
     ------------ -----------------------------------------

     (a) Vested Participant - A former participant who had a nonforfeitable
         ------------------
right to all or a portion of his account balance derived from employer contributions at the time of his termination from service shall become a participant immediately upon returning to the employ of the employer, if he is a member of the eligible class of employees.

     (b) Nonvested Participant - In the case of a former participant who did not
         ---------------------
have any nonforfeitable right to his account balance derived from employer contributions at the time of his termination from service, years of service before a period of consecutive one-year breaks in service shall not be taken into account in computing service if the number of consecutive one-year breaks in service in such period equals or exceeds the greater of 5 or the aggregate number of years of service before such breaks in service. Such aggregate number of years of service shall not include any years of service disregarded under the preceding sentence by reason of prior breaks in service.

     If such former participant's years of service before termination from service are disregarded pursuant to the preceding paragraph, he shall be considered a new employee for eligibility purposes. If such former participant's years of service before termination from service may not be disregarded pursuant to the preceding paragraph, he shall participate immediately upon returning to the employ of the employer, if he is a member of the eligible class of employees.

     (c) Return to Eligible Class - If a participant becomes an inactive
         ------------------------
participant, because he is no longer a member of the eligible class of employees, but does not incur a break in service; such inactive participant shall become an active participant immediately upon returning to the eligible class of employees. If such participant incurs a break in service, eligibility shall be determined under the re-participation rules in paragraphs (a) and (b) above.

                                   ARTICLE III
                       ALLOCATIONS TO PARTICIPANT ACCOUNTS

     Section 3.1. General Provisions
     ------------ ------------------

     (a) Maintenance of Participant Accounts - The plan administrator shall
         -----------------------------------
maintain separate accounts covering each participant under the plan as herein described. Such accounts shall be increased by contributions, reallocation of forfeitures (if any), investment income, and market value appreciation of the fund. They shall be decreased by market value depreciation of the fund, forfeiture of nonvested amounts, benefit payments, withdrawals and expenses.

     (b) Amount and Payment of Employer Contribution
         -------------------------------------------

         (1) Amount of Contribution - For each plan year, the employer
             ----------------------
contribution to the plan shall be the amount which is determined under the provisions of this Article; provided, however, that the employer may not make a contribution to the plan for any plan year to the extent the contribution would exceed the participants' maximum permissible amounts under Code Section 415. Further, the employer contribution shall not exceed the maximum amount deductible under Code Section 404.

     The employer contributes to this plan on the conditions that its contribution is not due to a mistake of fact and that the Internal Revenue Service will not disallow the deduction for its contribution. The trustee, upon written request from the employer, shall return to the employer the amount of the employer's contribution made due to a mistake of fact or the amount of the employer's contribution disallowed as a deduction under Code Section 404. The trustee shall not return any portion of the employer's contribution under the provisions of this paragraph more than one year after the earlier of: (A) The date on which the employer made the contribution due to a mistake of fact; or
(B) The time of disallowance of the contribution as a deduction, and then, only to the extent of the disallowance. The trustee will not increase the amount of the employer contribution returnable under this Section for any earnings attributable to the contribution, but the trustee will decrease the employer contribution returnable for any losses attributable to it. The trustee may require the employer to furnish whatever evidence it deems necessary to confirm that the amount the employer has requested be returned is properly returnable under ERISA.

         (2) Payment of Contribution - The employer shall make its contribution
             -----------------------
to the plan within the time prescribed by the Code or applicable Treasury regulations. Subject to the consent of the trustee, the employer may make its contribution in property rather than in cash, provided the contribution of property is not a prohibited transaction under the Code or ERISA.

     (c) Limitations and Conditions - Notwithstanding the allocation procedures
         --------------------------
set forth in this Article, the allocations to participants' accounts shall be limited or modified to the extent required to comply with the provisions of
Article V (limitations on allocations under Code Section 415, related employer provisions under Code Section 414 and top-heavy provisions under Code Section
416).

     In any limitation year in which the allocation to one or more participants' accounts would be in excess of the limitations on allocations under Code Section 415, the annual additions under this plan will be reduced to the extent necessary to comply with such limitations first. If any further reduction is required, the annual additions or benefits under any other plan which the employer also sponsors will then be reduced with respect to such participants.

     Section 3.2. Profit Sharing Contributions
     ------------ ----------------------------

     Profit sharing employer contributions shall not be made under this plan and no amount shall be credited to the profit sharing account. Any employer contributions which are not employer matching contributions shall be made as qualified non-elective contributions that are nonforfeitable when made. In any plan year in which the plan is top-heavy (as defined in Section 5.5(e)(2)), the top-heavy minimum benefit requirement shall be met as provided in Section 3.3.

     Section 3.3. Qualified Non-Elective Contributions
     ------------ ------------------------------------

     The employer may make qualified non-elective contributions on behalf of either the non-highly compensated active participants or all active participants that are sufficient to satisfy either the actual deferral percentage test or the average contribution percentage test, or both, pursuant to regulations under the Code in lieu of distributing excess contributions as provided in Section 5.6(b)(2) of the plan, or excess aggregate contributions as provided in Subsection 5.6(c)(2) of the plan.

     Qualified non-elective contributions are contributions (other than profit sharing contributions or employer matching contributions) which are made by the employer and allocated to participants' qualified non-elective contribution accounts and any forfeitures which are so applied that the participants may not elect to receive in cash until distributed from the plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to elective deferrals and qualified matching contributions.

     (a) Amount of Contribution - The amount of such contributions for each plan
         ----------------------
year shall be an amount determined by the employer, in its sole discretion, after the plan administrator has determined the amount needed to satisfy test requirements, the test or tests to be satisfied with such contributions, and the classification of active participants (all or only the non-highly compensated) to receive the contribution.

     (b) Allocation of Contribution -
         --------------------------

         (1) Allocation of such contributions shall be made under one of the following methods to either all active participants or all non-highly compensated active participants as determined by the plan administrator for the plan year:

             (A) In the ratio which each eligible participant's compensation for the plan year bears to the total compensation of all eligible participants for such plan year.

             (B) In the ratio which each eligible participant's compensation not in excess of a specified dollar amount for the plan year bears to the total compensation of all eligible participants not in excess of such specified dollar amount for such plan year. The plan administrator shall set the specified dollar amount at the level necessary to enable the plan to satisfy the test or tests being met through the contribution.

             (C) The contribution shall be allocated to those non-highly compensated employees earning the least compensation during the plan year as needed to enable the plan to meet the test requirements the contribution is being used to meet.

         (2) Top-Heavy Plan Years - In any plan year in which this plan is
             --------------------
top-heavy (as defined in Section 5.5(e)(2)), the allocation of the contribution shall be adjusted as necessary to comply with the top-heavy minimum benefit requirements. The qualified non-elective contribution allocated to each participant's account shall not be less than an amount equal to 3.0 % of his compensation or the largest percentage of employer contribution and forfeiture allocated on behalf of any key employee for that year, whichever is less.

     Section 3.4. Employee 401(k) Elective Deferral Contributions
     ------------ -----------------------------------------------

     (a) Amount of Contribution - The employer shall contribute each plan year
         ----------------------
on behalf of each active participant who elects salary deferral a sum equal to the amount which the participant has elected to defer under a salary reduction arrangement or under a cash or deferred arrangement. The contribution shall be credited to the participant's employee 401(k) elective deferral account.

     (b) Salary Reduction Election
         -------------------------

         (1) Availability of Election - An active participant may effect a
             ------------------------
salary reduction agreement with the employer under which an employer contribution will be made to the plan on behalf of such participant only if he elects to reduce his compensation or to forgo an increase in his compensation. The amount of salary deferral may range from 0.0% to 15.0% of compensation paid for the payroll period. This limitation shall not apply to incentive bonus compensation.

     The plan administrator may limit the amount of salary reduction at any time, if he determines that such limitation is necessary to meet Internal Revenue Service requirements for a .qualified cash or deferred arrangement" under Code Section 401(k) and regulations issued pursuant thereto and as set forth in Section 5.6.

         (2) Election Procedures - A written notice of a participant's salary
             -------------------
reduction election shall be given to the employer and to the Plan administrator in such manner as may be required by the plan administrator. The notice shall be given at least 15 days before the January 1, April 1, July 1, or October 1 on which it is to be effective. However, in no event shall such notice be given or be effective before the adoption of the employee 401(k) election deferral contribution provision under the plan. A participant electing salary reduction will be deemed to desire to continue at the same rate, unless he notifies the plan administrator at least 15 days before the applicable date of his desire to change the amount of salary reduction. The revised election shall be effective on the applicable date. A salary reduction may be discontinued at any time upon 15 days notice in the required manner. A participant who has declined or suspended salary reduction may elect salary reduction at a subsequent election date by notification to the plan administrator in the manner as provided under this paragraph.

     A separate written notice shall be given to the employer and to the plan administrator with respect to a participant's salary reduction election for an incentive bonus. The notice shall be given at least 5 days before the payment of the incentive bonus to which it relates. A new election shall be required prior to each such incentive bonus. A salary reduction election with respect to an incentive bonus shall not alter a participant's prior existing salary reduction agreement made with respect to all forms of compensation other than incentive bonus compensation. The plan administrator may limit the amount of the incentive bonus which may be deferred, although such limitation shall not be less than 15.0% of the incentive bonus.

     However, if a participant receives a hardship distribution, his right to elect a salary reduction shall be suspended for 12 months after the receipt of such distribution. Further, the participant may not elect a salary reduction for his taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such participant's salary reduction for the taxable year of the hardship distribution.

         (3) Conditions - The participant's salary reduction election shall
             ----------
apply only to compensation which becomes currently available to the employee after the effective date of the election. The employer shall apply the salary reduction election to all of the participant's compensation (and to increases in compensation), unless the participant's salary reduction election specifies that the election is to be limited to certain compensation.

     (c) Cash or Deferred Election - No contribution shall be made under this
         -------------------------
plan pursuant to a cash or deferred election. All elective deferrals shall be made under a salary deferral election.

     Section 3.5. Employee Nondeductible Contributions
     ------------ ------------------------------------

     Employee nondeductible contributions are not permitted under this plan and no amount shall be credited to the employee nondeductible contribution account. A participant may not treat his excess contributions as an amount distributed to him and then contributed by him to the plan as an employee nondeductible contribution as described in Section 5.6(b)(3).

     Section 3.6. Employer Matching Contributions
     ------------ -------------------------------

     Employer matching contributions shall be made under the provisions of this Section. Such contributions shall be credited to the employer matching contribution account.

     (a) Qualified Matching Contributions - The employer matching contribution
         --------------------------------
shall be treated as a qualified matching contribution. A qualified matching contribution means matching contributions which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

     The plan administrator shall determine for each plan year whether and to what extent qualified matching contributions will be used to satisfy the actual deferral percentage test, pursuant to regulations under the Code in lieu of distributing excess contributions as provided in Section 5.6(b)(2) of the plan. Qualified matching contributions which are determined to be excess aggregate contributions shall be distributed in accordance with Section 5.6.

     (b) Contributions Subject to Matching - Employer matching contributions
         ---------------------------------
shall be made with respect to any contributions made under a salary reduction agreement to the extent provided below. The contributions shall be credited to the employer matching contribution account of each eligible participant.

     (c) Conditions for Allocation - An active participant shall be eligible for
         -------------------------
an allocation of an employer matching contribution as of an allocation date, provided that he satisfies the following conditions:

         (1) He made a contribution which is subject to matching during the current plan year.

     (d) Allocation Formula - The employer matching contribution and any
         ------------------
applicable forfeitures shall be equal to the employer matching, percentage applied to the participant's contributions for the current plan year which are subject to matching; provided that a participant's contributions in excess of 6.0% of his compensation for the allocation period shall be disregarded for purposes of allocating the employer matching contributions.

     The employer matching percentage shall be equal to 50%.

     (e) Forfeitures of Excess Aggregate Contributions - Excess aggregate
         ---------------------------------------------
contributions which are determined under the average contribution percentage test and which are attributed to employer matching contributions shall be distributed in the following plan year. No such contribution shall be forfeited except as required to comply with Code
Section 401(a)(4). Such forfeitures shall occur as of the last day of the plan year and shall be used to reduce administrative expenses.

     Section 3.7. Rollover/Transfer Contributions
     ------------ -------------------------------

     (a) Rollover Contributions - A participant may contribute to his
         ----------------------
rollover/transfer account any amounts which he previously received either as a lump sum distribution (as defined in Code Section 402(d)(4)) or within one taxable year as a distribution from another qualified plan on account of termination of that plan provided that:

         (1) He transferred such distribution to an Individual Retirement Account or Annuity within sixty (60) days after receipt, or

         (2) He transferred such distribution to this plan within sixty (60) days after receipt.

     Before accepting a rollover contribution, the trustee may require an employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make to a qualified plan.

     (b) Transfer Contributions - With the consent of the plan administrator,
         ----------------------
the participant may have funds transferred directly to this plan from another qualified plan. Consent shall not be given if the optional forms of payment to which the funds are subject under the prior plan are not properly disclosed by the prior plan or cannot be accommodated by this plan and trust.

     Further, this plan shall not accept any direct or indirect transfers (in a transfer after December 31, 1984) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the participant.

     (c) Contributions Before Plan Entry Date - An employee, (who is in the
         ------------------------------------
eligible class of employees) prior to satisfying the plan's eligibility conditions, may make a rollover or transfer contribution to the plan to the same extent and in the same manner as a participant. If an employee makes a rollover or transfer contribution to the plan before satisfying the plan's eligibility conditions, the plan administrator and trustee will treat the employee as a participant for all purposes of the plan, except the employee is not a participant for purposes of contributions or forfeitures under the plan until he actually becomes a participant in the plan. If the employee has a separation from service prior to becoming a participant, the trustee will distribute his rollover or transfer contribution account to him.

     (d) Distribution - The rollover/transfer account shall be subject to
         ------------
distribution in the same manner as an employer-derived contribution. Withdrawals may be made from a rollover/transfer account under the terms and conditions of Section 4.4 if this plan permits any such in-service withdrawals.

     To the extent that a distribution is attributable to a direct transfer from another qualified plan, the Joint and Survivor Requirements of Section 5.3 shall be met as if the distribution were being made from such prior plan.

     Section 3.8. Allocation of Investment Results
     ------------ --------------------------------

     (a) General Allocation Procedures - Investment income and market value
         -----------------------------
appreciation or depreciation shall be allocated to each account of each participant who has accrued benefits in proportion to the respective account balances on each accounting date. For this purpose, each account balance shall be equal to the average balance for the period commencing on the day following the prior accounting date and ending on the current accounting date.

     (b) Investment Elections - A participant may elect to have all of his
         --------------------
accounts invested in such investment fund or combination of investment funds as may be established by the trustee and made available for the benefit of participants; provided, however, that in no event may the participant direct that any portion of his account(s) be invested in collectibles (as defined in Code Section 408(m). A participant's investment election shall not apply to any portion of any account which may be invested in a participant loan sub-account established under Section 4.4. The investment results shall be allocated to the participant's account(s) based upon earnings and losses on the participant's share in such investment fund or funds. Participant investment elections shall be made in accordance with the plan's administrative procedures. An election must be made at least 30 days before the accounting date.

                                   ARTICLE IV
                         PAYMENT OF PARTICIPANT ACCOUNTS

     Section 4.1. Vesting Service Rules
     ------------ ---------------------

     (a) Vesting Year of Service means a vesting computation period during which
         -----------------------
the employee completes at least 1,000 hours of service with the employer. All of an employee's years of service with the employer shall be counted to determine the nonforfeitable percentage in the employee's account balance(s) derived from employer contributions, except:

         (1) Years of service disregarded under the break in service rules in paragraph (d) below. (Post-ERISA break in service rules)

         (2) Years of service before the effective date of ERISA if such service would have been disregarded under the break in service rules of the prior plan in effect from time to time before such date. For this purpose, break in service rules are rules which result in the loss of prior vesting or benefit accruals, or which deny an employee eligibility to participate, by reason of separation or failure to complete a required period of service within a specified period of time. (Pre-ERISA break in service rules)

     (b) One Year Break in Service means for the purposes of this Article IV a
         -------------------------
vesting computation period during which the participant or former participant does not complete more than 500 hours of service with the employer.

     (c) Vesting Computation Period means the 12-consecutive month period
         --------------------------
coinciding with the plan year.

     (d) Break in Service Rules
         ----------------------

         (1) Vested Participant - A former participant who had a nonforfeitable
             ------------------
right to all or a portion of his account balance(s) derived from employer contributions at the time of his termination from service shall retain credit for all vesting years of service prior to a break in service.

         (2) Nonvested Participant - In the case of a former participant who did
             ---------------------
not have any nonforfeitable right to his account balance(s) derived from employer contributions at the time of his termination from service, years of service before a period of consecutive one-year breaks in service shall not be taken into account in computing service if the number of consecutive one-year breaks in service in such period equals or exceeds the greater of 5 or the aggregate number of years of service before such breaks in service. Such aggregate number of years of service shall not include any years of service disregarded under the preceding sentence by reason of prior breaks in service.

         (3) Vesting for Pre-Break and Post-Break Accounts - In the case of a
             ---------------------------------------------
participant who has 5 or more consecutive one-year breaks in service, all years of service after such breaks in service shall be disregarded for the purpose of vesting the employer-derived account balance(s) that accrued before such breaks in service. Whether or not such participant's pre-break service counts in vesting the post-break employer-derived account balance(s) shall be determined according to the rules set forth in sub-paragraphs (1) and (2) above. Separate accounts shall be maintained for each of the participant `s pre-break and post-break employer-derived account balance(s). All accounts shall share in the investment earnings and losses of the fund.

     Section 4.2. Vesting of Participant Accounts
     ------------ -------------------------------

     (a) Determination of Vesting
         ------------------------

         (1) Normal Retirement - A participant's right to his account balance(s)
             -----------------
shall be 100% vested and nonforfeitable upon the attainment of 65, the normal retirement age. If the employer enforces a mandatory retirement age, the normal retirement age shall be the lesser of the mandatory age or the age specified herein.

         (2) Late Retirement - If a participant remains employed after his
             ---------------
normal retirement age, his account balance(s) shall remain 100% vested and nonforfeitable. Such participant shall continue to receive allocations to his account as he did before his normal retirement age.

         (3) Early Retirement - In the case of a participant who has attained
             ----------------
age 59 1/2 before his normal retirement age, the participant's right to his account balance(s) shall be 100% vested and nonforfeitable. Such participant may retire before his normal retirement age without the consent of the employer and receive payment of benefits from the plan. If a participant separates from service before satisfying the age requirement for early retirement, the participant shall be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

         (4) Disability - If a participant separates from service due to
             ----------
disability, such participant's right to his account balance(s) as of his date of disability shall be 100% vested and nonforfeitable. Disability means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence. Notwithstanding such definition, a participant who is eligible for Social Security disability benefits shall automatically satisfy the definition of disability. Disability shall be determined by the plan administrator after consultation with a physician chosen by the administrator. In the administration of this section, all employees shall be treated in a uniform manner in similar circumstances.

         (5)

             (A) Death - In the event of the death of a participant who has an
                 -----
accrued benefit under the plan, (whether or not he is an active participant), 100% of the participant's account balance(s) as of the date of death shall be paid to his surviving spouse; except that, if there is no surviving spouse, or if the surviving spouse has already consented in a manner which is (or conforms to) a qualified election under the joint and survivor annuity provisions of Code
Section 417(a) and regulations issued pursuant thereto and as set forth in
Section 5.3, then such balance(s) shall be paid to the participant's designated beneficiary.

             (B) Beneficiary Designation - Subject to the spousal consent
                 -----------------------
requirements of Section 5.3, the participant shall have the right to designate his beneficiaries, including a contingent death beneficiary, and shall have the right at any time to change such beneficiaries. The designation shall be made in writing on a form signed by the participant and supplied by and filed with the plan administrator. If the participant fails to designate a beneficiary, or if the designated person or persons predecease the participant, "beneficiary" shall mean the spouse, children, parents, brothers and sisters, or estate of the participant, in the order listed.

         (6) Termination From Service - If a participant separates from the
             ------------------------
service of the employer other than by retirement, disability or death, his vested interest in his accounts shall be equal to the account balance multiplied by the vesting percentage determined below:

             (A) Profit Sharing Account - No profit sharing account is provided
                 ----------------------
under this plan.

             (B) Employer Matching Contribution Account - The vesting percentage
                 --------------------------------------
applicable to the participant's employer matching contribution account shall be determined as follows:

        100% immediate vesting on the date of participation in the plan.

             (C) Other Accounts - The participant shall always be 100% vested in
                 --------------
his following accounts: employee 401(k) elective deferral account; employee nondeductible contribution account; employer matching contribution account, if the contributions are being treated as qualified matching contributions under Section (3.6); qualified non-elective contribution account; rollover/transfer account and recharacterized funds account. The accrued benefit in such accounts shall be nonforfeitable.

     (b) Forfeitures
         -----------

         (1) Time of Forfeiture - If a participant terminates employment before
             ------------------
his account balances derived from employer contributions are fully vested, the nonvested portion of his accounts shall be forfeited on the earlier of:

             (A) The last day of the vesting computation period in which the participant first incurs 5 consecutive one-year breaks in service, or

             (B) The date the participant receives his entire vested accrued benefit.

         (2) Cash Distributions and Restoration
             ----------------------------------

             (A) Cashout Distribution - If an employee terminates service and
                 --------------------
the value of his vested account balances derived from employer and employee contributions are not greater than $3,500, the employee shall receive a distribution of the value of the entire vested portion of such account balances and the nonvested portion will be treated as a forfeiture. For purposes of this section, if the value of an employee's vested account balances is zero, he shall be deemed to have received a distribution of such vested account balances. An employee's vested account balance shall not include accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B) for plan years beginning prior to January 1, 1989.

         If an employee terminates service and the value of his vested account balances exceeds $3,500, he may elect to receive the value of his vested account balances after such termination as provided in Section 4.3. The nonvested portion shall be treated as a forfeiture as of the date of distribution. If the employee elects to have distributed less than the entire vested portion of the account balances derived from employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to employer contributions and the denominator of which is the total value of the vested employer-derived account balances.

             (B) Restoration of Accounts - If an employee receives a cashout
                 -----------------------
distribution pursuant to this section and resumes employment covered under this plan before he incurs 5 consecutive one-year breaks in service, his employer-derived account balances shall each be restored to the amount on the date of distribution, if he repays to the plan the full amount of the distribution attributable to employer contributions before the earlier of 5 years after the first date on which he is subsequently re-employed by the employer, or the date he incurs 5 consecutive one-year breaks in service following the date of the distribution. If an employee is deemed to receive a distribution pursuant to this Section 4.2(b)(2), and he resumes employment covered under this plan before he incurs 5 consecutive one-year breaks in service, upon the reemployment of such employee his employer-derived account balances will be restored to the amount on the date of such deemed distribution.

     Any amount required to restore such forfeitures shall be deducted from forfeitures (including forfeitures of excess aggregate contributions) occurring in the plan year of restoration. If forfeitures are insufficient for the restoration, the employer may make a contribution to the plan for such plan year to satisfy the restoration. However, by the end of the plan year following the plan year of restoration, sufficient forfeitures or employer contributions shall be credited to the account to satisfy the restoration.

     (c) Disposition of Forfeitures
         --------------------------

         (1) Profit Sharing Account - No profit sharing account is provided
             ----------------------
under this plan.

         (2) Employer Matching Contribution Account - Employer matching
             --------------------------------------
contributions are not subject to forfeiture.

     (d) Withdrawal of Employee Nondeductible Contributions - No forfeitures
         --------------------------------------------------
shall occur solely as a result of an employee's withdrawal of employee nondeductible contributions.

     (e) Unclaimed Benefits
         ------------------

         (1) Forfeiture - The plan does not require the trustee or the plan
             ----------
administrator to search for, or to ascertain the whereabouts of, any participant or beneficiary. At the time the participant's or beneficiary's benefit becomes distributable under the plan, the plan administrator, by certified or registered mail addressed to his last known address of record, shall notify any participant or beneficiary that he is entitled to a distribution under this plan. If the participant or beneficiary fails to claim his distributive share or make his whereabouts known in writing to the plan administrator within twelve months from the date of mailing of the notice, the plan administrator shall treat the participant's or beneficiary's unclaimed payable accrued benefit as forfeited and shall reallocate such forfeiture in accordance with paragraph (c). A forfeiture under this paragraph shall occur at the end of the notice period or, if later, the earliest date applicable Treasury regulations would permit the forfeiture. These forfeiture provisions apply solely to the participant's or beneficiary's accrued benefit derived from employer contributions.

         (2) Restoration - If a participant or beneficiary who has incurred a
             -----------
forfeiture of his accrued benefit under the provisions of this subsection makes a claim, at any time, for his forfeited accrued benefit, the plan administrator shall restore the participant's or beneficiary's forfeited accrued benefit to the same dollar amount as the dollar amount of the accrued benefit forfeited, unadjusted for any gains or losses occurring after the date of the forfeiture. The plan administrator shall make the restoration during the plan year in which the participant or beneficiary makes the claim from forfeitures occurring in that plan year. If forfeitures are insufficient for the restoration, the employer shall make a contribution to the plan to satisfy the restoration. The plan administrator shall direct the trustee to distribute the participant's or beneficiary's restored accrued benefit to him not later than 60 days after the close of the plan year in which the plan administrator restores the forfeited accrued benefit.

     Section 4.3. Payment of Participant Accounts
     ------------ -------------------------------

     (a) Time of Payment
         ---------------

         (1) Commencement of Benefits - Unless the participant elects otherwise,
             ------------------------
distribution of benefits shall begin no later than the 60th day after the latest of the close of the plan year in which:

             (A) The participant attains age 65 (or the plan's normal retirement age, if earlier);

             (B) Occurs the 10th anniversary of the year in which the participant commenced participation in the plan; or

             (C) the participant terminates service with the employer, (i.e. late retirement).

         (2) Payment Upon Retirement, Disability, or Death - Subject to the
             ---------------------------------------------
provisions set forth in Section 4.3(a)(1), in the Joint and Survivor Requirements of Section 5.3 and in the Distribution Requirements of Section 5.4, if the participant terminates employment due to retirement, disability or death, his account(s) shall be paid as soon as administratively possible after the occurrence of the event creating the right to a distribution.

         (3) Payment Upon Other Termination of Employment - Subject to the
             --------------------------------------------
provisions set forth in Section 4.3(a)(1), in the Joint and Survivor Requirements of Section 5.3, and in the Distribution Requirements of Section 5.4, if the participant terminates employment other than by retirement, disability or death, his account(s) shall be paid as soon as administratively possible after the date of severance of employment.

     Nevertheless, the participant may elect to have paid his employee 401(k) elective deferral account and employee nondeductible contribution account as soon as administratively possible.

         (4) Notwithstanding the foregoing, the failure of a participant (and spouse where the spouse's consent is required) to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 5.3(c), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

     (b) Optional Form(s) of Payment - A participant or beneficiary may elect to
         ---------------------------
receive distribution of his account(s) in one of the optional forms of payment outlined below, provided that such distribution complies with the Distribution Requirements of Section 5.4 and the Joint and Survivor Requirements of Section
5.3. However, the Joint and Survivor Requirements other than the provisions of
Section 5.3(c) and (f) shall not apply to a distribution unless a life annuity of any type is elected by the participant or unless this plan is, with respect to the participant, a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), or a stock bonus or profit sharing plan which would otherwise have provided for a qualified joint and survivor life annuity as the normal form of payment to the participant.

     The participant or beneficiary shall file a written request for benefits with the plan administrator before payments will commence. If a participant fails to elect a form of payment, the trustee shall pay the benefit in installment payments (or as a joint and survivor annuity payments if the requirements of Section 5.3 apply) which meet the requirements of Section 5.4.

         Optional forms of payment include:
         ---------------------------------

         (1) A lump sum payment - If the vested accrued benefit is no more than
             ------------------
$3,500, benefits shall automatically be paid in a lump sum.

     A lump sum benefit payment may be made in cash from the fund or by distribution of assets in kind, provided that the participant or beneficiary agrees to such distribution in kind and the trustee determines a current fair market value of the assets to be distributed.

         (2) Installment payments over a period of years which meets the
             --------------------
Distribution Requirements of Section 5.4. Installment payments may be made in cash from the fund or by distribution of an annuity term certain contract.

         (3) A life annuity of any type issued by an insurance company on the
             --------------
life of the participant or beneficiary for such amount as the vested account(s) will purchase, provided that the Joint and Survivor Annuity Requirements of
Section 5.3 and the Distribution Requirements of Section 5.4 are met.

         (4) IRA Rollover /Plan Transfer - If required for plan qualification by
             ---------------------------
Code Section 401(a)(31), the optional forms of payment shall include a direct transfer of the vested accrued benefit to an individual retirement account or annuity qualified under Code Section 408, to an annuity plan qualified under Code Section 403(a) or to another qualified plan with the amount equal to any employee nondeductible contributions being paid directly to the participant.

     (c) General Payment Provisions
         --------------------------

         (1) All distributions due to be made under this plan shall be made on the basis of the amount to the credit of the participant as of the accounting date coincident with or immediately preceding the occurrence of the event calling for a distribution.

     Such amount shall be adjusted with respect to the investment results attributable thereto which accrue during the period following such accounting date until the last day of the plan year quarter preceding the actual distribution date.

     If a distributable event occurs after an allocation date and before allocations have been made to the account of the participant, the distribution shall also include the amounts allocable to the account as of such allocation date.

         (2) If any person entitled to receive benefits hereunder is physically or mentally incapable of receiving or acknowledging receipt thereof, and if a legal representative has been appointed for him, the plan administrator may direct the benefit payment to be made to such legal representative.

         (3) Each optional form of benefit provided under the plan shall be made available to all participants on a nondiscriminatory basis. The plan may not retroactively reduce or eliminate optional forms of benefits and any other Code
Section 411(d)(6) protected benefits. Any reduction or elimination of optional forms of benefits shall apply only to benefits accrued after the effective date of such change.

         (4) Any annuity contract distributed herefrom shall be nontransferrable. The terms of any such annuity contract purchased and distributed by the plan shall comply with the requirements of this plan. The ownership of the annuity contract shall reside with the participant. Any dividend, refund or recovery on an annuity contract shall be credited to the participant or beneficiary for whom the annuity contract was purchased.

     (d) Eligible Rollover Distributions - Effective for distributions made on
         -------------------------------
or after January 1, 1993, notwithstanding the optional forms of payment listed in Section 4.3(b), a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (1) Eligible Rollover Distribution - An eligible rollover distribution
             ------------------------------
is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9) and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (2) Eligible Retirement Plan - An eligible retirement plan is an
             ------------------------
individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (3) Distributee - A distributee includes an employee or former
             -----------
employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

         (4) Direct Rollover - A direct rollover is a payment by the plan to the
             ---------------
eligible retirement plan specified by the distributee.

     (e) Payment Election Procedures - As described in Section 5.3(c), an
         ---------------------------
account balance in excess of $3,500 shall not be immediately distributed without the consent of the participant. The participant shall receive the notice required under Regulation Section 1.411(a)-11(c) no less than 30 days and no more than 90 days before the annuity starting date with respect to the distribution. Effective for distributions made on or after January 1, 1993, for any distribution in excess of $200, the plan administrator shall give the participant notice of his eligible rollover distribution rights. The participant shall receive such notice in the same time period as the 411 notice is required to be provided. Effective for distributions made on or after January 1, 1994, if a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the 411 notice is given, provided that:

         (1) The plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (2) The participant, after receiving the notice, affirmatively elects a distribution.

     Section 4.4. In-Service Payments
     ------------ -------------------

     (a) Withdrawals - A participant may withdraw amounts from his account(s) before his separation from service only under the circumstances and only to the extent provided below.

     The Joint and Survivor Requirements of Section 5.3 shall not apply to a withdrawal (except for the provisions of Section 5.3(c) and (f)) unless this plan is, with respect to the participant, a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), or a stock bonus or profit sharing plan which would otherwise have provided for a qualified joint and survivor life annuity as the normal form of payment to the participant.

     Hardship Withdrawals from Employee 401(k) Elective Deferral Account
     -------------------------------------------------------------------

         (1) Availability of Withdrawal Privilege - A participant who has a
             ------------------------------------
financial hardship may request a withdrawal from his employee 401(k) elective deferral account, subject to the consent of the plan administrator and subject to the limitations and conditions set forth herein.

         (2) Amount of Withdrawal - The amount which an eligible participant may
             --------------------
withdraw from his account shall not exceed the cumulative amount of his 401(k) salary deferral contributions. Earnings thereon may not be withdrawn.

         (3) Request for Withdrawal - The participant's request to withdraw must
             ----------------------
be made in writing to the plan administrator and shall be subject to his consent. The basis for the plan administrator's consenting to or refusing to consent to the participant's request shall be demonstrated financial hardship of the participant.

     Hardship Withdrawals
     --------------------

     For the purpose of this Section 4.4, a distribution will be made on account of hardship if the distribution is necessary in light of immediate and heavy financial need of the participant. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the participant. The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship must be made in accordance with uniform and non-discriminatory standards established by the plan administrator under these plan provisions.

     An immediate and heavy financial need may be determined to exist under certain facts and circumstances including the following: (1) expenses incurred or necessary for medical care described in Code Section 213(d) of the employee, the employee's spouse, children, or dependents; (2) the purchase (excluding mortgage payments) of a principal residence for the employee; (3) payment of tuition and related educational fees for the next twelve months of post-secondary education for the employee, the employee's spouse, children or dependents; or (4) the need to prevent the eviction of the employee from, or a foreclosure on the mortgage of, the employee's principal residence.

     A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the employee only if:

         1. The employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the employer;

         2. All plans maintained by the employer provide that the employee's elective deferrals (and employee nondeductible contributions) will be suspended for twelve months after the receipt of the hardship distribution;


         3. The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

         4. All plans maintained by the employer provide that the employee may not make elective deferrals for the employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such employee's elective deferrals for the taxable year of the hardship distribution.

     (b) Participant Loans - No participant loans shall be permitted under this
         -----------------
plan.

     Section 4.5. Distributions under Domestic Relations Orders
     ------------ ---------------------------------------------

     Nothing contained in this plan prevents the trustee, in accordance with the direction of the plan administrator, from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)).

     A distribution will not be made to an alternate payee until the participant attains (or would have attained) his earliest retirement age. For this purpose, earliest retirement age means the earlier of: (1) the date on which the participant is entitled to a distribution under this plan; or (2) the later of the date the participant attains age 50 or the earliest date on which the participant could begin receiving benefits under this plan if the participant separated from service.

     Nothing in this Section gives a participant a right to receive distribution at a time otherwise not permitted under the plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the plan.

     The plan administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the plan administrator promptly will notify the participant and any alternate payee named in the order, in writing, of the receipt of the order and the plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the plan administrator shall determine the qualified status of the order and shall notify the participant and each alternate payee, in writing, of its determination. The plan administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

     If any portion of the participant's nonforfeitable accrued benefit is payable during the period the plan administrator is making its determination of the qualified status of the domestic relations order, the plan administrator shall make a separate accounting of the amounts payable. If the plan administrator determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, it shall direct the trustee to distribute the payable amounts in accordance with the order. If the plan administrator does not make its determination of the qualified status of the order within the 18-month determination period, it shall direct the trustee to distribute the payable amounts in the manner the plan would distribute if the order did not exist and will apply the order prospectively if it later determines the order is a qualified domestic relations order.

     To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the plan administrator may direct the trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The trustee will make any payments or distributions under this section by separate benefit checks or other separate distribution to the alternate payee(s).

                                   ARTICLE V
                         ADDITIONAL QUALIFICATION RULES

     Section 5.1. Limitations on Allocations under Code Section 415
     ------------ -------------------------------------------------

     (a) Single Plan Limitations
         -----------------------

         (1) If the participant does not participate in, and has never participated in another qualified plan maintained by the employer or a welfare benefit fund, as defined in Code Section 419(e) maintained by the employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the employer, which provides an annual addition as defined in Section 5.1(d)(1), the amount of annual additions which may be credited to the participant's account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this plan. If the employer contribution that would otherwise be contributed or allocated to the participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

         (2) Prior to determining the participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a participant on the basis of a reasonable estimation of the participant's compensation for the limitation year, uniformly determined for all participants similarly situated.

         (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the participant's actual compensation for the limitation year.

         (4) If pursuant to Section 5.1(a)(3) or as a result of either the allocation of forfeitures or a reasonable error in determining the amount of elective deferrals that may be made with respect to a participant, there is an excess amount, the excess will be disposed of as follows:

             (A) Any employee nondeductible contributions (and any gain attributable thereto), to the extent they would reduce the excess amount, will be returned to the participant.

             (B) If after the application of paragraph (A) an excess amount still exists, any elective deferrals, (and any gain attributable thereto), to the extent they would reduce the excess amount, will be distributed to the participant.

             (C) If after the application of paragraph (B) an excess amount still exists, the excess amount shall be allocated and reallocated to the profit sharing account or qualified non-elective contribution account of the other participants in the plan to the extent permissible under the limitations of this
Section 5.1.

             (D) If after the application of paragraph (C) an excess amount still exists, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all active participants in the next limitation year, and each succeeding limitation year if necessary.

             (E) If a suspense account is in existence at any time during a limitation year pursuant to this Section 5.1(a)(4), it will not participate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to participants' accounts before any employer, elective deferral or employee nondeductible contributions may be made to the plan for that limitation year. Excess amounts may not be distributed to participants or former participants.

     (b) Combined Limitations - Other Defined Contribution Plan
         --------------------

         (1) This Subsection applies if, in addition to this plan, the participant is covered under another qualified defined contribution plan maintained by the employer, a welfare benefit fund, as defined in Code Section 419(e) maintained by the employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the employer, which provides an annual addition as defined in Section 5.1(d)(1), during any limitation year. The annual additions which may be credited to a participant's account under this plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a participant's account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the participant under other defined contribution plans and welfare benefit funds maintained by the employer are less than the maximum permissible amount and the employer contribution that would otherwise be contributed or allocated to the participant's account under this plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the participant's account under this plan for the limitation year.

         (2) Prior to determining the participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a participant in the manner described in Section 5.1(a)(2).

         (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the participant's actual compensation for the limitation year.

         (4) If, pursuant to Section 5.1(b)(3) or as a result of the allocation of forfeitures, a participant's annual additions under this plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

         (5) If an excess amount was allocated to a participant on an allocation date of this plan which coincides with an allocation date of another plan, the excess amount will be disposed of in the manner provided in Section 3.1(c).

         (6) Any excess amount attributed to this plan will be disposed of in the manner described in Section 5.1(a)(4).

     (c) Combined Limitations - Other Defined Benefit Plan
         --------------------

     If the employer maintains, or at any time maintained, a qualified defined benefit plan covering any participant in this plan, the sum of the participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year. Any excess amounts shall be disposed of in the manner provided in Section 3.1(c). Any excess amount attributed to this plan will be disposed of in the manner described in Section 5.1(a)(4).

     (d) Definitions (Code Section 415 Limitations)
         -----------

         (1) Annual Additions - The sum of the following amounts credited to a
             ----------------
participant's account for the limitation year:

             (A) employer contributions,

             (B) employee contributions,

             (C) forfeitures, and

             (D) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the employer are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the employer are treated as annual additions to a defined contribution plan.

     For this purpose, any excess amount applied under Section 5.1(a)(4) or
(b)(6) in the limitation year to increase the accounts of participants who did not have an excess amount or to reduce employer contributions will be considered annual additions for such limitation year.

         (2) Compensation - A participant's earned income and any earnings
             ------------
reportable as W-2 wages for Federal income tax withholding purposes as described in Section 1.2(a).

     For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this Section 5.1, compensation for a limitation year is the compensation actually paid or includible in gross income during such limitation year.

     Notwithstanding the preceding sentence, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the compensation such participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if the participant is not a highly compensated employee (as defined in Code
Section 414(q)) and contributions made on behalf of such participant are nonforfeitable when made.

         (3) Defined Benefit Fraction - A fraction, the numerator of which is
             ------------------------
the sum of the participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the limitation year under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

     Notwithstanding the above, if the participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all limitation years beginning before January 1, 1987.

         (4) Defined Contribution Dollar Limitation - $30,000 or if greater,
             --------------------------------------
one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect on January 1 of each calendar year with respect to the limitation year ending with or within such calendar year.

         (5) Defined Contribution Fraction - A fraction, the numerator of which
             -----------------------------
is the sum of the annual additions to the participant's account under all the defined contribution plans (whether or not terminated) maintained by the employer for the current and all prior limitation years (including the annual additions attributable to the participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the employer (regardless of whether a defined contribution plan was maintained by the employer). The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the participant's compensation for such year.

     If the employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1,

1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

     The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

         (6)  Employer - For purposes of this Section 5.1, employer shall mean
              --------
the employer that adopts this plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Code
Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code
Section 414(o).

         (7)  Excess Amount - The excess of the participant's annual additions
              -------------
for the limitation year over the maximum permissible amount.

         (8)  Highest Average Compensation - The average compensation for the
              ----------------------------
three consecutive years of service with the employer that produces the highest average. A year of service with the employer is the 12-consecutive month period coinciding with the plan year.

         (9)  Limitation Year - A calendar year, or the 12-consecutive month
              ---------------
period coinciding with the plan year, unless the employer adopts another 12-consecutive month period by means of a written resolution. All qualified plans maintained by the employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

         (10) Maximum Permissible Amount - The maximum annual addition that may
              --------------------------
be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

             (A) the defined contribution dollar limitation as defined in Subsection (d)(4); or

             (B) 25 percent of the participant's compensation for the limitation year.

     The compensation limitation referred to in (B) shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an annual addition under Code Section 415(l)(1) or 419A(d)(2).

     If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                  Number of months in the short limitation year
                  ---------------------------------------------

                                       12

         (11) Projected Annual Benefit - The annual retirement benefit (adjusted
              ------------------------
to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the participant would be entitled under the terms of the plan assuming:

             (A) the participant will continue employment until normal retirement age under the plan (or current age, if later); and

             (B) the participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

     Section 5.2. Control of Trades or Businesses by Owner-Employee
     ------------ -------------------------------------------------

     If this plan provides contributions or benefits for one or more owner-employees who control both the business for which this plan is established and one or more other trades or businesses, this plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the employees of this and all other trades or businesses.

     If the plan provides contributions or benefits for one or more owner-employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than those provided for owner-employees under this plan.

     If an individual is covered as an owner-employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

     For purposes of the preceding paragraphs, an owner-employee, or two or more owner-employees, will be considered to control a trade or business if the owner-employee, or two or more owner-employees together:

         (1)  own the entire interest in an unincorporated trade or business; or

         (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

     For purposes of the preceding sentence, an owner-employee, or two or more owner-employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such owner-employee, or such two or more owner-employees, are considered to control within the meaning of the preceding sentence.

     Section 5.3. Joint and Survivor Annuity Requirements
     ------------ ---------------------------------------

     The provisions of this Section 5.3 shall apply to any participant who is credited with at least one hour of service with the employer on or after August 23, 1984, and such other participants as provided in Paragraph (g). However, with respect to any participant meeting the conditions of Section 5.3(f), only
Section 5.3(c) and (f) shall apply.

     (a) Qualified Joint and Survivor Annuity - Unless an optional form of
         ------------------------------------
benefit is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married participant's vested account balance will be paid in the form of a qualified joint and survivor annuity and an unmarried participant's vested account balance will be paid in the form of a life annuity with a ten year guaranteed period. The participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the plan.


     (b) Qualified Preretirement Survivor Annuity - Unless an optional form of
         ----------------------------------------
benefit has been selected within the election period pursuant to a qualified election, if a participant dies before the annuity starting date, the participant's vested account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the participant's death.

     (c) Restrictions on Immediate Distributions - If the value of a
         ---------------------------------------
participant's vested account balance derived from employer and employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the participant and the participant's spouse (or where either the participant or the spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the participant and the participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The plan administrator shall notify the participant and the participant's spouse of the right to defer any distribution until the participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

     Notwithstanding the foregoing, only the participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the participant pursuant to Paragraph (f) of this Subsection

5.3, only the participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the participant nor the participant's spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Section 415. In addition, upon termination of this plan if the plan does not offer an annuity option (purchased from a commercial provider) and if the employer or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the participant's account balance may, without the participant's consent, be distributed to the participant. However, if any entity within the same controlled group as the employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the participant's account balance will be transferred, without the participant's consent, to the other plan if the participant does not consent to an immediate distribution.

     An account balance is immediately distributable if any part of the account balance could be distributed to the participant (or surviving spouse) before the participant attains (or would have attained if not deceased) the later of normal retirement age or age 62.

     (d) Definitions (Code Section 417 Requirements)
         -----------

         (1) Election Period - The period which begins on the first day of the
             ---------------
plan year in which the participant attains age 35 and ends on the date of the participant's death. If a participant separates from service prior to the first day of the plan year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

         (2) Pre-age 35 Waiver - A participant who will not yet attain age 35 as
             -----------------
of the end of any current plan year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the plan year in which the participant will attain age 35. Such election shall not be valid unless the participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under Paragraph (e)(1). Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the plan year in which the participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Subsection 5.3.

         (3) Earliest Retirement Age - The earliest date on which, under the
             -----------------------
plan, the participant could elect to receive retirement benefits.

         (4) Qualified Election - A waiver of a qualified joint and survivor
             ------------------
annuity or a qualified preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless: (a) the participant's spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

     Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the participant has received notice as provided in Paragraph (e).

         (5) Qualified Joint and Survivor Annuity - An immediate annuity for the
             ------------------------------------
life of the participant with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the participant and the spouse and which is the amount of benefit which can be purchased with the participant's vested account balance. The percentage of the survivor annuity under the plan shall be 50% (unless a different percentage is elected by the participant).

         (6) Spouse (Surviving Spouse) - The spouse or surviving spouse of the
             -------------------------
participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

         (7) Annuity Starting Date - The first day of the first period for which
             ---------------------
an amount is paid as an annuity or any other form.

         (8) Vested Account Balance - The aggregate value of the participant's
             ----------------------
vested account balances derived from employer and employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the participant's life. The provisions of this Subsection 5.3 shall apply to a participant who is vested in amounts attributable to employer contributions, employee contributions (or both) at the time of death or distribution.

     (e) Notice Requirements
         -------------------

         (1) In the case of a qualified joint and survivor annuity, the plan administrator shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each participant a written explanation of: (i) the terms and conditions of a qualified joint and survivor annuity; (ii) the participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of a participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

         (2) In the case of a qualified preretirement survivor annuity as described in Paragraph (b) of this Subsection, the plan administrator shall provide each participant within the applicable period for such participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Paragraph (e)(1) applicable to a qualified joint and survivor annuity.

     The applicable period for a participant is whichever of the following periods ends last: (i) the period beginning with the first day of the plan year in which the participant attains age 32 and ending with the close of the plan year preceding the plan year in which the participant attains age 35; (ii) a reasonable period ending after the individual becomes a participant; (iii) a reasonable period ending after Paragraph (e)(3) ceases to apply to the participant; (iv) a reasonable period ending after this Subsection 5.3 first applies to the participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a participant who separates from service before attaining age 35.

     For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a participant who separates from service before the plan year in which he attains age 35, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a participant thereafter returns to employment with the employer, the applicable period for such participant shall be redetermined.

         (3) Notwithstanding the other requirements of this Paragraph (e), the respective notices prescribed by this Paragraph need not be given to a participant if (1) the plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and (2) the plan does not allow the participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married participant to designate a nonspouse beneficiary. For purposes of this Subparagraph (e)(3), a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the participant may result from the participant's failure to elect another benefit.

     (f) Safe Harbor Rules
         -----------------

     This Paragraph (f) shall apply to a participant in a profit-sharing plan, and to any distribution, made on or after the first day of the first plan year beginning after December 31,

1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B), and maintained on behalf of a participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied: (1) the participant does not or cannot elect payments in the form of a life annuity; and (2) on the death of a participant, the participant's vested account balance will be paid to the participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to a qualified election, then to the participant's designated beneficiary. The surviving spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the participant's death. The account balance shall be adjusted for gains or losses occurring after the participant's death in accordance with the provisions of the plan governing the adjustment of account balances for other types of distributions. This Paragraph
(f) shall not be operative with respect to a participant in a profit-sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit-sharing plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) and section 417. If this Paragraph (f) is operative, then the provisions of this Subsection 5.3, other than Paragraphs (c) and (g) shall be inoperative.

         (1) The participant may waive the spousal death benefit described in this Paragraph (f) at any time provided that no such waiver shall be effective unless it satisfies the conditions of Paragraph (d)(4) (other than the notification requirement referred to therein) that would apply to the participant's waiver of the qualified preretirement survivor annuity.

         (2) For purposes of this Paragraph (f), vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B). In the case of a profit-sharing plan, vested account balance shall have the same meaning as provided in Paragraph (d)(8).

     (g) Transitional Rules
         ------------------

         (1) Any living participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous Paragraphs of this Subsection 5.3 must be given the opportunity to elect to have the prior Paragraphs of this Subsection apply if such participant is credited with at least one hour of service under this plan or a predecessor plan in a plan year beginning on or after January 1, 1976, and such participant had at least 10 years of vesting service when he or she separated from service.

         (2) Any living participant not receiving benefits on August 23, 1984, who was credited with at least one hour of service under this plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a plan year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Subparagraph (4).

         (3) The respective opportunities to elect (as described in Subparagraphs (1) and (2)) must be afforded to the appropriate participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said participants.

         (4) Any participant who has elected pursuant to Subparagraph (2) and any participant who does not elect under Subparagraph (1) or who meets the requirements of Subparagraph (1) except that such participant does not have at least 10 years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

             (A) Automatic joint and survivor annuity - If benefits in the form
                 ------------------------------------
of a life annuity become payable to a married participant who:

                 (i) begins to receive payments under the plan on or after normal retirement age; or

                 (ii) dies on or after normal retirement age while still working for the employer; or

                 (iii) begins to receive payments on or after the qualified early retirement age; or


                 (iv) separates from service on or after attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the plan and thereafter dies before beginning to receive such benefits;

then such benefits will be received under this plan in the form of a qualified joint and survivor annuity, unless the participant has elected otherwise during the election period. The election period must begin at least 6 months before the participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the participant at any time.

             (B) Election of early survivor annuity - A participant who is
                 ----------------------------------
employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the participant at any time. The election period begins on the later of (1) the 90th day before the participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the participant terminates employment.

             (C) For purposes of this Subparagraph (4), qualified early retirement age is the latest of:

                 (i) the earliest date, under the plan, on which the participant may elect to receive retirement benefits;

                 (ii) the first day of the 120th month beginning before the participant reaches normal retirement age; or

                 (iii) the date the participant begins participation.

     Further, for purposes of this Subparagraph (4), a qualified joint and survivor annuity is an annuity for the life of the participant with an survivor annuity for the life of the spouse as described in Paragraph (d)(5).

     (h) Loans - If required under Section 4.4(b)(1)(A) of the plan, a
         -----
participant must obtain the consent of his spouse, if any, to use his account balances as security for a loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balances are used for renegotiation, extension, renewal, or other revision of the loan.

     Once a valid spousal consent has been obtained in compliance with this provision, then, notwithstanding any other provision of this plan, the portion of the participant's vested account balances used as a security interest held by the plan by reason of a loan outstanding to the participant shall be taken into account for purposes of determining the amount of the account balances payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the participant's vested account balances (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balances shall be adjusted by first reducing the vested account balances by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

     Section 5.4. Distribution Requirements
     ------------ -------------------------

     Subject to Subsection 5.3 Joint and Survivor Annuity Requirements, the requirements of this Subsection 5.4 shall apply to any distribution of a participant's interest and will take precedence over any inconsistent provisions of this plan. Unless otherwise specified, the provisions of this Subsection apply to calendar years beginning after December 31, 1984.

     All distributions required under this Subsection shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Regulations.

     (a) Required Beginning Date - The entire interest of a participant must be
         -----------------------
distributed or begin to be distributed no later than the participant's required beginning date.

     (b) Limits on Distribution Periods - As of the first distribution calendar
         ------------------------------
year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

         (1) the life of the participant;

         (2) the life of the participant and a designated beneficiary;

         (3) a period certain not extending beyond the life expectancy of the participant; or

         (4) a period certain not extending beyond the joint and last survivor expectancy of the participant and a designated beneficiary.

     (c) Determination of Amount to Be Distributed Each Year - If the
         ---------------------------------------------------
participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date.

         (1) Individual Account -
             ------------------

             (A) If a participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the participant or the joint life and last survivor expectancy of the participant and the participant's designated beneficiary or (2) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the participant's benefit by the applicable life expectancy.

             (B) For calendar years beginning before January 1, 1989, if the participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the participant.

             (C) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the participant shall be distributed using the applicable life expectancy in Paragraph (c)(1)(A) above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

             (D) The minimum distribution required for the participant's first distribution calendar year must be made on or before the participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

         (2) Other Forms - If the participant's benefit is distributed in the
             -----------
form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

     (d) Death Distribution Provisions
         -----------------------------

         (1) Distribution beginning before death - If the participant dies after
             -----------------------------------
distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the participant's death.

         (2) Distribution beginning after death - If the participant dies before
             ----------------------------------
distribution of his or her interest begins, distribution of the participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

             (A) If any portion of the participant's interest is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the participant died;

             (B) If the designated beneficiary is the participant's surviving spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the participant died and
(ii) December 31 of the calendar year in which the participant would have attained age 70 1/2.

     If the participant has not made an election pursuant to this Paragraph
(d)(2) by the time of his or her death, the participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Paragraph, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the participant. If the participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

         (3) For purposes of Paragraph (d)(2) above, if the surviving spouse dies after the participant, but before payments to such spouse begin, the provisions of Paragraph (d)(2) with the exception of paragraph (B) therein, shall be applied as if the surviving spouse were the participant.

         (4) For purposes of this Paragraph (d), any amount paid to a child of the participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         (5) For the purposes of this Paragraph (d), distribution of a participant's interest is considered to begin on the participant's required beginning date (or, if Subparagraph (3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Subparagraph (2) above). If distribution in the form of an annuity irrevocably commences to the participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

     (e) Definitions (Code Section 401(a)(9) Requirements)
         -----------

         (1) Applicable Life Expectancy - The life expectancy (or joint and last
             --------------------------
survivor expectancy) calculated using the attained age of the participant (or designated beneficiary) as of the participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

         (2) Designated Beneficiary - The individual who is designated as the
             ----------------------
beneficiary under the plan in accordance with Code Section 401(a)(9) and the proposed regulations thereunder.

         (3) Distribution Calendar Year - A calendar year for which a minimum
             --------------------------
distribution is required. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date. For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Paragraph (d) above.

         (4) Life Expectancy - Life expectancy and joint and last survivor
             ---------------
expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

     Unless otherwise elected by the participant (or spouse, in the case of distributions described in Paragraph (d)(2)(B) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

         (5) Participant's Benefit -
             ---------------------

             (A) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

             (B) Exception for second distribution calendar year. For purposes of Subparagraph (5)(A) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

         (6) Required Beginning Date - The required beginning date of a
             -----------------------
participant is the first day of April of the calendar year following the calendar year in which the participant attains age 70 1/2.

             (A) The required beginning date of a participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (i) or (ii) below.

                 (i) Non-5-percent owners. The required beginning date of a participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                 (ii) 5-percent owners. The required beginning date of a participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of :

                      a. the calendar year in which the participant attains age 70 1/2; or

                      b. the earlier of the calendar year with or within which ends the plan year in which the participant becomes a 5-percent owner, or the calendar year in which the participant retires.

     The required beginning date of a participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

             (B) 5-percent owner. A participant is treated as a 5-percent owner for purposes of this Paragraph (e) if such participant is a 5-percent owner as defined in Code Section 416(i) (determined in accordance with Section 416 but without regard to whether the plan is top-heavy) at any time during the plan year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent plan year.

                        (C) Once distributions have begun to a 5-percent owner under this Paragraph, they must continue to be distributed, even if the participant ceases to be a 5-percent owner in a subsequent year.

        (f)     Transitional Rule
                -----------------

                (1)     Notwithstanding the other requirements of this Section
5.4 and subject to the requirements of Section 5.3, Joint and Survivor Annuity Requirements, distribution on behalf of any employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences).

                        (A) The distribution by the trust is one which would not have disqualified such trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

                        (B) The distribution is in accordance with a method of distribution designated by the employee whose interest in the trust is being distributed or, if the employee is deceased, by a beneficiary of such employee.

                        (C) Such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984.

                        (D) The employee had accrued a benefit under the plan as of December 31, 1983.

                        (E) The method of distribution designated by the employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the employee's death, the beneficiaries of the employee listed in order of priority.

        A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the employee.

                (2) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in this Paragraph.

                (3) If a designation is revoked any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the proposed regulations thereunder, but for the Code
Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Proposed Regulation Section 1.401(a)(9)-1 Q&A J-2 and Q&A J-3 shall apply.

        Section 5.5.    Top Heavy Provisions
        -----------     --------------------

        (a)     Application of Provisions - If the plan is or becomes top-heavy
                -------------------------
in any plan year beginning after December 31, 1983, the provisions of Subsection
5.5 will supersede any conflicting provisions in the plan.

        (b)     Minimum Allocation
                ------------------

                (1) Except as otherwise provided in (3) and (4) below, the employer contributions and forfeitures allocated on behalf of any participant who is not a key employee shall not be less than the lesser of three percent of such participant's compensation or in the case where the employer has no defined benefit plan which designates this plan to satisfy Code Section 401, the largest percentage of employer contributions and forfeitures, as a percentage of the key employee's compensation which may be taken into account under Section 1.2(c), allocated on behalf of any key employee for that year. For this purpose, amounts contributed to the key employee's employee 401(k) elective deferral account shall be included as allocations on his behalf for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the participant's failure to complete 1,000 hours of service (or any equivalent provided in the plan), or (ii) the participant's failure to make mandatory employee contributions to the plan, or (iii) compensation less than a stated amount.

                (2) For purposes of computing the minimum allocation, compensation shall mean compensation as defined in Section 1.2(a) of the plan.

                (3) The provision in (1) above shall not apply to any participant who was not employed by the employer on the last day of the plan year.

                (4) The provision in (1) above shall not apply to any participant to the extent the participant is covered under any other plan or plans of the employer and the employer has provided in Section 3.2 or 3.3 that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans. If this plan is intended to meet the minimum allocation or benefit requirement applicable to another plan or plans, the employer shall so provide in Section 3.2 or 3.3, as appropriate.

                (5) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code
Section 411(a)(3)(B) or 411(a)(3)(D).

        (c)     Adjustments in Code Section 415 Limits - If the plan is
                --------------------------------------
top-heavy, the defined benefit fraction and the defined contribution fraction shall be computed by applying a factor of 1.0 (instead of 1.25) to the applicable dollar limits under Code Section 415(b)(1)(A) and 415(c)(1)(A) for such year, unless the plan meets both the following conditions:

                (1) Such plan would not be a top-heavy plan if "90%" were substituted for "60%" in the top-heavy tests; and

                (2) The minimum employer contribution percentage under paragraph (b) is 4 percent instead of 3 percent.

        However, the reduced Code Section 415 factor of 1.0 shall not apply under a top-heavy plan with respect to any individual so long as there are no employer contributions, forfeitures, or voluntary employee non-deductible contributions allocated to such individual.

        (d)     Minimum Vesting Schedules - For any plan year in which this plan
                -------------------------
is top-heavy, the following minimum vesting schedule shall automatically apply to the plan, if this schedule is more liberal than the schedule(s) provided in
Section 4.2(a)(6).

                 Year of Service                             Vesting Percentage
                 ---------------                             ------------------

                    0-1 Year                                         0%
                        2                                           20%
                        3                                           40%
                        4                                           60%
                        5                                           80%
                 6 or more Years                                    100%

        The minimum vesting schedule shall apply to all benefits within the meaning of Code Section 411(a)(7) except those attributable to employee contributions, including benefits accrued before the effective date of Code
Section 416 and benefits accrued before the plan became top-heavy. Further, no decrease in a participant's nonforfeitable percentage may occur in the event the plan's status as top-heavy changes for any plan year, and the provisions of
Section 7.2(d) shall
apply. However, this Section does not apply to the account balances of any employee who does not have an hour of service after the plan has initially become top-heavy and such employee's account balance attributable to employer contributions and forfeitures will be determined without regard to this Section.

        (e)     Definitions     (Code Section 416 Requirements)
                -----------

                (1)     Key Employee - Any employee or former employee (and the
                        ------------
beneficiaries of such employee) who at any time during the determination period was an officer of the employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the employer if such individual's compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A), a 5-percent owner of the employer, or a 1-percent owner of the employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, Section 402(a)(8), Section 402(h) or Section 403(b). The determination period is the plan year containing the determination date and the four (4) preceding plan years.

        The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

                (2)     Top-Heavy Plan - For any plan year beginning after
                        --------------
December 31, 1983, this plan is top-heavy if any of the following conditions exists:

                        (A) If the top-heavy ratio for this plan exceeds 60 percent and this plan is not part of any required aggregation group or permissive aggregation group of plans.

                        (B) If this plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

                        (C) If this plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

                (3)     Top-Heavy Ratio -
                        ---------------

                        (A) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

                        (B) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (A) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (A) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                        (C) For purposes of (A) and (B) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

        The accrued benefit of a participant other than a key employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

          (4)  Permissive Aggregation Group - The required aggregation group of
               ----------------------------
plans plus any other plan or plans of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          (5)  Required Aggregation Group - (1) Each qualified plan of the
               --------------------------
employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the employer which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410.

          (6)  Determination Date - For any plan year subsequent to the first
               ------------------
plan year, the last day of the preceding plan year. For the first plan year of the plan, the last day of that year.

          (7)  Valuation Date - The last day of the plan year shall be the date
               --------------
as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

          (8)  Present Value - Present value shall be based only on the interest
               -------------
and mortality rates specified in the employer's defined benefit plan.

          (9)  Non-Key Employee - Any employee who is not a key employee.
               ----------------
Non-key employees include employees who are former key employees.

  Section 5.6. Limitations and Conditions Regarding Contributions under Code
  --------------------------------------------------------------------------
Sections 402(g), 401(k) and 401(m).
----------------------------------

  (a)

          (1)  Limit Maximum Amount of Elective Deferrals under Code Section
               -------------------------------------------------------------
402(g). No participant shall be permitted to have elective deferrals made under
------
this plan, or any other qualified plan maintained by the employer, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year.

          (2)  Distribution of Excess Elective Deferrals. A participant may
               -----------------------------------------
assign to this plan any excess elective deferrals made during a taxable year of the participant by following the claim procedure set forth in Subsection (a)(3). Also, the employer may notify this plan on behalf of a participant who has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the plans maintained by the employer.

     Notwithstanding any other provision of the plan, excess elective deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any participant to whose account excess elective deferrals were assigned for the preceding year and for whom excess elective deferrals have been claimed for such taxable year.

          (3)  Claims - The participant's claim shall be in writing; shall be
               ------
submitted to the plan administrator no later than March 1; shall specify the participant's excess deferral amount for the preceding calendar year; and shall be accompanied by the participant's written statement that if such amounts are not distributed, such excess deferral amount, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k), 457, or 403(b), exceeds the limit imposed on the participant by Code Section 402(g) for the year in which the deferral occurred.

          (4)  Definitions (Code Section 402(g) Limitations)
               -----------

               (A)  Elective Deferrals shall mean any employer contributions
                    ------------------
made to the plan at the election of the participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a participant's elective deferral is the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B), any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18), and any employer contributions made on the behalf of a participant for the purchase of an annuity contract under
Section 403(b) pursuant to a salary reduction agreement. Elective deferrals shall not include any deferrals properly distributed as excess annual additions.

              (B)   Excess Elective Deferrals shall mean those elective
                    -------------------------
deferrals that are includible in a participant's gross income under Code Section 402(g) to the extent such participant's elective deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess elective deferrals shall be treated as annual additions under the plan, unless such amounts are distributed no later than the first April 15 following the close of the participant's taxable year.

          (5)  Determination Of Income Or Loss - Excess elective deferrals shall
               -------------------------------
be adjusted for any income or loss for the participant's taxable year. The income or loss allocable to excess elective deferrals is the income or loss allocable to the participant's employee 401(k) elective deferral account for the taxable year multiplied by a fraction, the numerator of which is such participant's excess elective deferrals for the year and the denominator is the participant's account balance attributable to elective deferrals without regard to any income or loss occurring during such taxable year.

     (b)

          (1)  Actual Deferral Percentage Test - The actual deferral percentage
               -------------------------------
(hereinafter "ADP") for participants who are highly compensated employees for each plan year and the ADP for participants who are non-highly compensated employees for the same plan year must satisfy one of the following tests: 1) The ADP for participants who are highly compensated employees for the plan year shall not exceed the ADP for participants who are non-highly compensated employees for the same plan year multiplied by 1.25; or 2) The ADP for participants who are highly compensated employees for the plan year shall not exceed the ADP for participants who are non-highly compensated employees for the same plan year multiplied by 2.0, provided that the ADP for participants who are highly compensated employees does not exceed the ADP for participants who are non-highly compensated employees by more than two (2) percentage points.

               (A)  Special Rules Applying to ADP Test
                    ----------------------------------

                    (i) The ADP for any participant who is a highly compensated employee for the plan year and who is eligible to have elective deferrals (and qualified non-elective contributions or qualified matching contributions, or both, to the extent treated as elective deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k), that are maintained by the employer, shall be determined as if such elective deferrals (and, to the extent taken into account, such qualified non-elective contributions or qualified matching contributions, or both) were made under a single arrangement. If a highly compensated employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

                    (ii) In the event that this plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this plan, then this Section 5.6(b)(1) shall be applied by determining the ADP of employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year.

                    (iii) For purposes of determining the ADP of a participant who is a 5-percent owner or one of the ten most highly-paid highly compensated employees, the elective deferrals (and qualified non-elective contributions or qualified matching contributions, or both, to the extent treated as elective deferrals for purposes of the ADP test) and compensation of such participant shall include the elective deferrals (and, to the extent taken into account, qualified non-elective contributions and qualified matching contributions, or both) and compensation for the plan year of family members (as defined in Code
Section 414(q)(6)). Family members, with respect to such highly compensated employees, shall be disregarded as separate employees in determining the ADP both for participants who are non-highly compensated employees and for participants who are highly compensated employees.

                    (iv) For purposes of determining the ADP test, elective deferrals, qualified non-elective contributions and qualified matching contributions must be made before the last day of the twelve-month period immediately following the plan year to which contributions relate. An elective deferral shall be taken into account only if it relates to compensation that either (a) would have been received by the participant in the plan year but for the deferral election, or (b) is attributable to services performed by the participant in the plan year and would have been received by the participant within 2 1/2 months after the last day of the plan year but for the deferral election.

                    (v) The plan administrator shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.

                    (vi) Qualified non-elective contributions may be taken into account as elective deferrals only to the extent needed to meet the ADP test. Qualified matching contrib utions may be taken into account only to the extent such contributions are not needed to meet the average contribution percentage test unless it is the intention of the plan administrator to test all qualified non-elective and matching contributions under the ADP test.

                    (vii) The determination and treatment of the ADP amounts of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               (B)  Actual Deferral Percentage shall mean, for a specified group
                    --------------------------
of participants for a plan year, the average of the ratios (calculated separately for each participant in such group) of (1) the amount of employer contributions actually paid over to the trust on behalf of such participant for the plan year to (2) the participant's compensation as defined in Section 1.2(e). Employer contributions on behalf of any participant shall include: (1) any elective deferrals made pursuant to the participant's deferral election, including excess elective deferrals of highly compensated employees, but excluding (a) excess elective deferrals of nonhighly compensated employees that arise solely from elective deferrals made under the plan or plans of this employer and (b) elective deferrals that are taken into account in the average contribution percentage test (provided the ADP test is satisfied both with and without exclusion of these elective deferrals); and (2) at the election of the employer, qualified non-elective contributions and qualified matching contributions. For purposes of computing actual deferral percentages, an employee who would be a participant but for the failure to make elective deferrals shall be treated as a participant on whose behalf no elective deferrals are made. Amounts distributed under Section 5.1(a)(4)(B) shall not be included in the calculation.

          (2)  Distribution Of Excess Contributions - Notwithstanding any other
               ------------------------------------
provision of this plan, excess contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each plan year to participants to whose accounts such excess contributions were allocated for the preceding plan year. If such excess amounts are distributed more than 2 1/2 months after the last day of the plan year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the plan with respect to such amounts. Such distributions shall be made to highly compensated employees on the basis of the respective portions of the excess contributions attributable to each of such employees. Excess contributions of participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the elective deferrals (and amounts treated as elective deferrals) of each family member that is combined to determine the combined ADP.

     Excess contributions (including the amounts recharacterized) shall be treated as annual additions under the plan.

               (A)  Determination of Income or Loss - Excess contributions shall
                    -------------------------------
be adjusted for any income or loss for the plan year. The income or loss allocable to excess contributions is the income or loss allocable to the participant's employee 401(k) elective deferral account (and, if applicable, the qualified non-elective contribution account or the qualified employer matching contribution account or both) for the plan year multiplied by a fraction, the numerator of which is such participant's excess contributions for the year and the denominator is the participant's account balance(s) attributable to elective deferrals (and qualified non-elective contributions or qualified matching contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such plan year.

               (B)  Accounting for Excess Contributions - Excess contributions
                    -----------------------------------
shall be distributed from the participant's employee 401(k) elective deferral account and qualified employer matching contribution account (if applicable) in proportion to the participant's elective deferrals and qualified matching contributions (to the extent used in the ADP test) for the plan year. Excess contributions shall be distributed from the participant's qualified non-elective contribution account only to the extent that such excess contributions exceed the balance in the participant's employee 401(k) elective deferral account and employer matching contribution account.

               (C)  Excess Contributions shall mean, with respect to any plan
                    --------------------
year, the excess of: 1) The aggregate amount of employer contributions actually taken into account in computing the ADP of highly compensated employees for such plan year, over 2) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of highly compensated employees in order of the ADPs, beginning with the highest of such percentages).

     Such determination shall be made after first determining excess elective deferrals pursuant to Section 5.6(a).

          (3)  Recharacterization - A participant may treat his or her excess
               ------------------
contributions as an amount distributed to the participant and then contributed by the participant to the plan as an employee nondeductible contribution. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as elective deferrals. Therefore, such recharacterized amounts shall be held in a recharacterized funds account which shall be invested and otherwise accounted for in the same manner as an employee 401(k) elective deferral account but which shall be subject to the ADP test. Amounts may not be recharacterized by a highly compensated employee to the extent that such amount in combination with other employee nondeductible contributions made by that employee would exceed any stated limit under the plan on employee nondeductible contributions.

     Recharacterization must occur no later than two and one-half months after the last day of the plan year in which such excess contributions arose and is deemed to occur no earlier than the date the last highly compensated employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the participant for the participant's tax year in which the participant would have received them in cash under a cash or deferred arrangement.

     (c)

               (1) Limitations on Employee Contributions and Matching
                   --------------------------------------------------
Contributions Under Code Section 401(m) - The average contribution percentage
---------------------------------------
(hereinafter "ACP") for participants who are highly compensated employees for each plan year and the ACP for participants who are non-highly compensated employees for the same plan year must satisfy one of the following tests: 1) The ACP for participants who are highly compensated employees for the plan year shall not exceed the ACP for participants who are non-highly compensated employees for the same plan year multiplied by 1.25; or 2) The ACP for participants who are highly compensated employees for the plan year shall not exceed the ACP for participants who are non-highly compensated employees for the same plan year multiplied by two (2), provided that the ACP for participants who are highly compensated employees does not exceed the ACP for participants who are non-highly compensated employees by more than two (2) percentage points.

                   (A) Special Rules For Limitations Under Code Section 401(m)-
                       -------------------------------------------------------

                       (i) Multiple Use: If one or more highly compensated employees are subject to both the ADP test and the ACP test and the sum of the ADP and ACP of those highly compensated employees subject to either or both tests exceeds the aggregate limit, then either the ADP or the ACP of those highly compensated employees who are subject to both tests will be reduced (beginning with such highly compensated employee whose percentage is the highest) so that the limit is not exceeded. The plan administrator shall determine whether the ADP or the ACP for the plan will be reduced for the plan year. The amount by which each highly compensated employee's percentage is reduced shall be treated as either an excess contribution or an excess aggregate contribution, as appropriate. The ADP and ACP of the highly compensated employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the highly compensated employees does not exceed 1.25 multiplied by the ADP and ACP of the non-highly compensated employees.

                       (ii) For purposes of this Section 5.6(c) (1), the contribution percentage for any participant who is a highly compensated employee and who is eligible to have contribution percentage amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the employer, shall be determined as if the total of such contribution percentage amounts were made under each plan. If a highly compensated employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

                       (iii) In the event that this plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this plan, then this
Section 5.6(c)(1) shall be applied by determining the contribution percentage of employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code
Section 401(m) only if they have the same plan year.

                       (iv) For purposes of determining the contribution percentage of a participant who is a five-percent owner or one of the ten most highly-paid highly compensated employees, the contribution percentage amounts and compensation of such participant shall include the contribution percentage amounts and compensation for the plan year of family members (as defined in Code
Section 414(q)(6)). Family members, with respect to highly compensated employees, shall be disregarded as separate employees in determining the contribution percentage both for participants who are non-highly compensated employees and for participants who are highly compensated employees.

                       (v) For purposes of determining the contribution percentage test, employee contributions are considered to have been made in the plan year in which contributed to the trust. Matching contributions and qualified non-elective contributions will be considered made for a plan year if made no later than the end of the twelve-month period beginning on the day after the close of the plan year.

                       (vi) The plan administrator shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.

                       (vii) Employee 401(k) elective deferral contributions may be taken into account; however, the ADP test shall be met before any elective deferrals are used in the ACP test and the elective deferrals needed to meet the ADP test shall not be used to meet the ACP test. Qualified non-elective contributions shall be taken into account to the extent such contributions are not used to meet the ADP test.

                       (viii) The determination and treatment of the contribution percentage of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                   (B) Definitions: (Code Section 401(m) Limitations)
                       -----------

                       (i)    Aggregate Limit shall mean the sum of (i) 125
                              ---------------
percent of the greater of the ADP of the non-highly compensated employees for the plan year or the ACP of non-highly compensated employees under the plan subject to Code Section 401(m) for the plan year beginning with or within the plan year of the 401(k) plan and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in (i) above, and "greater" is substituted for "lesser" after "two plus the" in (ii) if it would result in a larger aggregate limit.

                       (ii)   Average Contribution Percentage shall mean the
                              -------------------------------
average of the contribution percentages of the eligible participants in a group.

                       (iii)  Contribution Percentage shall mean the ratio
                              -----------------------
(expressed as a percentage) of the participant's contribution percentage amounts to the participant's compensation as defined in Section 1.2(e).

                       (iv)   Contribution Percentage Amounts shall mean the sum
                              -------------------------------
of the employee nondeductible contributions, employer matching contributions and employee 401(k) elective deferrals (to the extent not taken into account for purposes of the ADP test) made under the plan on behalf of the participant for the plan year. Such contribution percentage amounts shall not include matching contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions, or excess aggregate contributions. Qualified non-elective contributions may be included in the contribution percentage amounts. Employee 401(k) elective deferrals may also be used in calculating the contribution percentage amounts so long as the ADP test is met before the elective deferrals are used in the ACP test and the ADP test continues to be met following the exclusion of those elective deferrals that are used to meet the ACP test. Amounts distributed under Section 5.1(a)(4)(A) and (B) shall not be included in the calculation.

                       (v)    Eligible Participant shall mean any employee who
                              --------------------
is eligible to make an employee nondeductible contribution, or an elective deferral (if the employer takes such contributions into account in the calculation of the contribution percentage), or to receive an employer matching contribution (including forfeitures). If an employee nondeductible contribution is required as a condition of participation in the plan, any employee who would be a participant in the plan if such employee made such a contribution shall be treated as an eligible participant on behalf of whom no employee contributions are made.

                       (vi)   Employee Nondeductible Contribution (or employee
                              -----------------------------------
contribution) shall mean any contribution made under Section 3.5 to the plan by or on behalf of a participant that is included in the participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

                       (vii) Matching Contribution shall mean an employer
                             ---------------------
contribution made to this or any other defined contribution plan on behalf of a participant on account of an employee nondeductible contribution made by such participant, or on account of a participant's elective deferral, under a plan maintained by the employer.

         (2) Distribution of Excess Aggregate Contributions - Notwithstanding
             ----------------------------------------------
any other provision of this plan, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each plan year to participants to whose accounts such excess aggregate contributions were allocated for the preceding plan year. Excess aggregate contributions of participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the employee nondeductible contributions and matching contributions (or amounts treated as matching contributions) of each family member that is combined to determine the combined ACP. If such excess aggregate contributions are distributed more than 2 1/2 months after the last day of the plan year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the plan with respect to those amounts. Excess aggregate contributions shall be treated as annual additions under the plan.

             (A) Determination of Income or Loss - Excess aggregate
                 -------------------------------
contributions shall be adjusted for any income or loss for the plan year. The income or loss allocable to excess aggregate contributions is the income or loss allocable to the participant's employee nondeductible contribution account, employer matching contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, qualified non-elective contribution account and employee 401(k) elective deferral account for the plan year multiplied by a fraction, the numerator of which is such participant's excess aggregate contributions for the year and the denominator is the participant's account balance(s) attributable to contribution percentage amounts without regard to any income or loss occurring during such plan year.

             (B) Forfeitures of Excess Aggregate Contributions - Forfeitures of
                 ---------------------------------------------
excess aggregate matching contributions may either be reallocated to the accounts of non-highly compensated employees or applied to reduce employer contributions, as provided in Section 3.6(e).

             (C) Accounting for Excess Aggregate Contributions - Excess
                 ---------------------------------------------
aggregate contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the participant's employee nondeductible contribution account and employer matching contribution account (and, if applicable, the participant's qualified non-elective contribution account or employee 401(k) elective deferral account, or both).

             (D) Excess Aggregate Contributions shall mean, with respect to any
                 ------------------------------
plan year, the excess of: 1) The aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of highly compensated employees for such plan year, over 2) The maximum contribution percentage amounts permitted by the ACP test (determined by reducing contributions made on behalf of highly compensated employees in order of their contribution percentages beginning with the highest of such percentages).

     Such determination shall be made after first determining excess elective deferrals pursuant to Section 5.6(a) and then determining excess contributions pursuant to Section 5.6(b)(2).

     (d) Top-Heavy Requirements - Neither elective deferrals nor any matching
         ----------------------
contributions will be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement. However, qualified non-elective contributions may be taken into account for this purpose as provided in Section 3.2(c)(2) or 3.3(b)(2), as appropriate.

     (e) Restrictions on Payment of Certain Accounts - Elective deferrals,
         -------------------------------------------
qualified non-elective contributions, and qualified matching contributions, and income allocable to each are not distributable to a participant or his beneficiary in accordance with such person's election, earlier than upon separation from service, death, or disability.

     Such account balances may also be distributed upon:

               (A) Termination of the plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e) or 409) or a simplified employee pension plan (as defined in Code Section 408(k)).

               (B) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.


               (C) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain this plan, but only with respect to employees who continue employment with such subsidiary.

               (D) The attainment of age 59 1/2.

               (E) The hardship of the participant as described in Section
4.4(a).

     All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements as described in Section 5.3(c). In addition, distributions after March 31, 1988, that are triggered by any of the first three events enumerated above must be made in a lump sum.

     Section 5.7. Deductible Voluntary Employee Contributions
     -----------  -------------------------------------------

     The plan administrator will not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the trust in the same manner as described in Section 3.8 of the plan. No part of the deductible voluntary contribution account will be used to purchase life insurance. Subject to Section 5.3, Joint and Survivor Requirements (if applicable), the participant may withdraw any part of the deductible voluntary contribution account by making a written application to the plan administrator.

                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN

     Section 6.1. Fiduciary Responsibility
     -----------  ------------------------

     (a) Fiduciary Standards - A fiduciary shall discharge his duties with
         -------------------
respect to a plan solely in the interest of the

participants and beneficiaries and -

     For the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the plan;

     With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

     By diversifying the investments of the plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

     In accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of ERISA.

     (b) Allocation of Fiduciary Responsibility
         --------------------------------------

         (1) It is intended to allocate to each fiduciary, either named or otherwise, the individual responsibility for the prudent execution of the functions assigned to him. None of the allocated responsibilities or any other responsibilities shall be shared by two or more fiduciaries unless specifically provided for in the plan.

         (2) When one fiduciary is required to follow the directions of another fiduciary, the two fiduciaries shall not be deemed to share such responsibility. Instead, the responsibility of the fiduciary giving the directions shall be deemed to be his sole responsibility and the responsibility of the fiduciary receiving directions shall be to follow those directions insofar as such instructions on their face are proper under applicable law.

          (3) Any person or group of persons may serve in more than one fiduciary capacity with respect to this plan.

          (4) A fiduciary under this plan may employ one or more persons, including independent accountants, attorneys and actuaries to render advice with regard to any responsibility such fiduciary has under the plan.

     (c)  Indemnification by Employer - Unless resulting from the gross
          ---------------------------
negligence, willful misconduct or lack of good faith on the part of a fiduciary who is an officer or employee of the employer, the employer shall indemnify and save harmless such fiduciary from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs and expenses incident to any suit, action, investigation, claim or proceedings suffered in connection with his acting as a fiduciary under the plan.

     (d)  Named Fiduciary - The person or persons named by the employer as
          ---------------
having fiduciary responsibility for the management and control of plan assets shall be known as the "named fiduciary" hereunder. Such responsibility shall include the appointment of the plan administrator (Section 6.2(a)), the trustee (Section 6.4(a)) and the investment manager (Section 6.4(b)), and the deciding of benefit appeals (Section 6.3).

     Section 6.2. Plan Administrator
     -----------  ------------------

     (a)  Appointment of Plan Administrator - The named fiduciary shall appoint
          ---------------------------------
a plan administrator who may be an individual or an administrative committee consisting of no more than five members. Vacancies occurring upon resignation or removal of a plan administrator or a committee member shall be filled promptly by the named fiduciary. Any administrator may resign at any time by giving notice of his resignation to the named fiduciary, and any administrator may be removed at any time by the named fiduciary. The named fiduciary shall review at regular intervals the performance of the administrator(s) and shall re-evaluate the appointment of such administrator(s). After the named fiduciary has appointed the administrator and has received a written notice of acceptance, the fiduciary responsibility for administration of the plan shall be the responsibility of the plan administrator or administrative committee.

     (b)  Duties and Powers of Plan Administrator - The plan administrator shall
          ---------------------------------------
have the following duties and discretionary powers and such other duties and discretionary powers as relate to the administration of the plan:

          (1) To determine in a non-discriminatory manner all questions relating to the eligibility of employees to become participants.

          (2) To determine in a non-discriminatory manner eligibility for benefits and to determine and certify the amount and kind of benefits payable to participants.

          (3) To authorize all disbursements from the fund.

                (4) To appoint or employ any independent person to perform necessary plan functions and to assist in the fulfillment of administrative responsibilities as he deems advisable, including legal and actuarial counsel.

                (5) When appropriate, to select an insurance company and annuity contracts which, in his opinion, will best carry out the purposes of the plan.

                (6) To construe and interpret any ambiguities in the plan and to make, publish, interpret, alter, amend or revoke rules for the regulation of the plan which are consistent with the terms of the plan and with ERISA.

                (7) To prepare and distribute, in such manner as determined to be appropriate, information explaining the plan.

        (c)     Allocation of Fiduciary Responsibility Within Administrative
                ------------------------------------------------------------
Committee - If the plan administrator is an administrative committee, the
---------
committee shall choose from its members a chairman and a secretary. The committee may allocate responsibility for those duties and powers listed in
Section 6.2(b)(1) and (2) (except determination of qualification for disability retirement) and other purely ministerial duties to one or more members of the committee. The committee shall review at regular intervals the performance of any committee member to whom fiduciary responsibility has been allocated and shall re-evaluate such allocation of responsibility. After the committee has made such allocations of responsibilities and has received written notice of acceptance, the fiduciary responsibilities for such administrative duties and powers shall then be considered as the responsibilities of such committee member(s).

        (d)     Miscellaneous Provisions
                ------------------------

                (1)     Administrative Committee Actions - The actions of such
                        --------------------------------
committee shall be determined by the vote or other affirmative expression of a majority of its members. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the committee. A member of the committee who is a participant shall not vote on any question relating specifically to himself. If the remaining members of the committee, by majority vote thereof, are unable to come to a determination of any such question, the named fiduciary shall appoint a substitute member who shall act as a member of the committee for the special vote.

                (2)     Expenses - The plan administrator shall serve without
                        --------
compensation for service as such. All reasonable expenses of the plan administrator shall be paid by the employer or from the fund.

                (3)     Examination of Records - The plan administrator shall
                        ----------------------
make available to any participant for examination during business hours such of the plan records as pertain only to the participant involved.

                (4)     Information to the Plan Administrator - To enable the
                        -------------------------------------
plan administrator to perform the administrative functions, the employer shall supply full and timely information to the plan administrator on all participants as the plan administrator may require.

        Section 6.3.    Claims Procedure
        ------------    ----------------

        (a)     Notification - The plan administrator shall notify each
                ------------
participant in writing of his determination of benefits. If the plan administrator denies any benefit, such written denial shall include:

                -  The specific reasons for denial;
                -  Reference to provisions on which the denial is based;
                - A description of and reason for any additional information needed to process the claim; and
                -  An explanation of the claims procedure.

        (b)     Appeal - The participant or his duly authorized representative
                ------
may:

                - Request a review of the participant's case in writing to the named fiduciary; - Review pertinent documents; - Submit issues and comments in writing.

        The written request for review must be submitted no later than 60 days after receiving written notification of denial of benefits.

        (c)     Review - The named fiduciary must render a decision no later
                ------
than 60 days after receiving the written request for review, unless circumstances make it impossible to do so; but in no event shall the decision be rendered later than 120 days after the request for review is received.

        Section 6.4.    Trust Fund
        -----------     ----------

        (a)     Appointment of Trustee - The named fiduciary shall appoint a
                ----------------------
trustee for the proper care and custody of all funds, securities and other properties in the trust, and for investment of plan assets (or for execution of such orders as it receives from an investment manager appointed for investment of plan assets). The duties and powers of the trustee shall be set forth in a trust agreement executed by the employer, which is incorporated herein by reference. The named fiduciary shall review at regular intervals the performance of the trustee and shall re-evaluate the appointment of such trustee. After the named fiduciary has appointed the trustee and has received a written notice of acceptance of its responsibility, the fiduciary responsibility with respect to the proper care and custody of plan assets shall be considered as the responsibility of the trustee. Unless otherwise allocated to an investment manager, the fiduciary responsibility with respect to investment of plan assets shall likewise be considered as the responsibility of the trustee.

        (b)     Appointment of Investment Manager - The named fiduciary may
                ---------------------------------
appoint an investment manager who is other than the trustee, which investment manager may be a bank or an investment advisor registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940. Such investment manager, if appointed, shall have sole discretion in the investment of plan assets, subject to the funding policy. The named fiduciary shall review at regular intervals no less frequently than annually, the performance of such investment manager and shall re-evaluate the appointment of such investment manager. After the named fiduciary has appointed an investment manager and has received a written notice of acceptance of its responsibility, the fiduciary responsibility with respect to investment of plan assets shall be considered as the responsibility of the investment manager.

        (c)     Funding Policy - The named fiduciary shall determine and
                --------------
communicate in writing to the fiduciary responsible for investment of plan assets the funding policy for the plan. The funding policy shall set forth the plan's short-range and long-range financial needs, so that said fiduciary may coordinate the investment of plan assets with the plan's financial needs.

        (d)     Valuation of the Fund - The fund shall be valued by the trustee
                ---------------------
on the first day of each plan year and as of any interim allocation date determined by the plan administrator. The valuation shall be made on the basis of the current fair market value of all property in the fund.

                                  ARTICLE VII
                        AMENDMENT AND TERMINATION OF PLAN

        Section 7.1.    Right to Discontinue and Amend
        -----------     ------------------------------

        It is the expectation of the employer that it will continue this plan indefinitely and make the payments of its contributions hereunder, but the continuance of the plan is not assumed as a contractual obligation of the employer and the right is reserved by the employer, at any time, to reduce, suspend or discontinue its contributions hereunder.


        Section 7.2.    Amendments
        -----------     ----------

        Except as herein limited, the employer shall have the right to amend this plan at any time to any extent that it may deem advisable. Such amendment shall be stated in writing. It shall be authorized by action of the board of directors under the corporate bylaws if the employer is a corporation, by action of the agreement of the partners as required under the partnership agreement if the employer is a partnership, or by action of the sole proprietor if the employer is a sole proprietorship. The authorization of an employer's board of directors shall designate the person to execute the amendment.

        The employer's right to amend the plan shall be limited as follows:

        (a) No amendment shall increase the duties or liabilities of the plan administrator, the trustee, or other fiduciary without their respective written consent.

        (b) No amendments shall have the effect of vesting in the employer any interest in or control over any contracts issued pursuant hereto or any other property in the fund.

        (c) No amendment to the plan shall be effective to the extent that it has the effect of decreasing a participant's accrued benefit. Notwithstanding the preceding sentence, a participant's account balance may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a plan amendment which has the effect of decreasing a participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a plan is amended, in the case of an employee who is a participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such employee's right to his employer-derived accrued benefit will not be less than his percentage computed under the plan without regard to such amendment.

        (d) No amendment to the vesting schedule adopted by the employer hereunder shall deprive a participant of his vested portion of his employer contribution accounts to the date of such amendment. If the plan's vesting schedule is amended, or the plan is amended in any way that directly or indirectly affects the computation of the participant's nonforfeitable percentage or if the plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each participant with at least 3 years of service with the employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the plan without regard to such amendment or change. For participants who do not have at least one hour of service in any plan year beginning after December 31, 1988, "5 years of service" shall be substituted for "3 years of service" in the preceding sentence. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                (1)     60 days after the amendment is adopted;

                (2)     60 days after the amendment becomes effective; or

                (3) 60 days after the participant is issued written notice of the amendment by the employer or plan administrator.

        Section 7.3.    Protection of Benefits in Case of Plan Merger
        -----------     ---------------------------------------------

        In the event of a merger or consolidation with, or transfer of assets to any other plan, each participant will receive a benefit immediately after such merger, consolidation or transfer (if the plan then terminated) which is at least equal to the benefit the participant was entitled to immediately before such merger, consolidation or transfer (if the plan had terminated).

        Section 7.4.    Termination of Plan
        -----------     -------------------

        (a)     When Plan Terminates - This plan shall terminate upon the
                --------------------
happening of any of the following events: legal adjudication of the employer as bankrupt; a general assignment by the employer to or for the benefit of its creditors; the legal dissolution of the employer; or termination of the plan by the employer.

        (b)     Allocation of Assets - Upon termination, partial termination or
                --------------------
complete discontinuance of employer contributions, the account balance(s) of each affected participant who is an active participant or who is not an active participant but has neither received a complete distribution of his vested accrued benefit nor incurred five one-year breaks in service shall be 100% vested and nonforfeitable. The amount of the fund assets shall be allocated to each participant, subject to provisions for expenses of administration of the liquidation, in the ratio that such participant's account(s) bears to all accounts. If a participant under this plan has terminated his employment at any time after the first day of the plan year in which the employer made his final contribution to the plan, and if any portion of any account of such terminated participant was forfeited and reallocated to the remaining participants, such forfeiture shall be reversed and the forfeited amount shall be credited to the account of such terminated participant.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

        Section 8.1.    Exclusive Benefit - Non-Reversion
        -----------     ---------------------------------

        The plan is created for the exclusive benefit of the employees of the employer and shall be interpreted in a manner consistent with its being a qualified plan as defined in Section 401(a) of the Internal Revenue Code and with ERISA. The corpus or income of the trust may not be diverted to or used for other than the exclusive benefit of the participants or their beneficiaries (except for defraying reasonable expenses of administering the plan).

        Notwithstanding the above, a contribution paid by the employer to the trust may be repaid to the employer under the following circumstances:

        (a) Any contribution made by the employer because of a mistake of fact must be returned to the employer within one year of the contribution.

        (b) In the event the deduction of a contribution made by the employer is disallowed under Code Section 404, such contribution (to the extent disallowed) must be returned to the employer within one year of the disallowance of the deduction.

        (c) If the Commissioner of Internal Revenue determines that the plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the employer must be returned to the employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the employer's return for the taxable year in which the plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

     Section 8.2. Inalienability of Benefits
     ------------ --------------------------

     No benefit or interest available hereunder including any annuity contract distributed herefrom shall be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. A loan made to a participant and secured by his nonforfeitable account balance(s) under Section 4.4(b) will not be treated as an assignment or alienation and such securing account balance(s) shall be subject to attachment by the plan in the event of default.

     Section 8.3. Employer-Employee Relationship
     ------------ ------------------------------

     This plan is not to be construed as creating or changing any contract of employment between the employer and its employees, and the employer retains the right to deal with its employees in the same manner as though this plan had not been created.

     Section 8.4. Binding Agreement
     ------------ -----------------

     This plan shall be binding on the heirs, executors, administrators, successors and assigns as such terms may be applicable to any or all parties hereto, and on any participants, present or future.

     Section 8.5. Separability
     ------------ ------------

     If any provision of this plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this plan shall be construed and enforced as if such provision had not been included.

     Section 8.6. Construction
     ------------ ------------

     The plan shall be construed in accordance with the laws of the state in which the employer was incorporated (or is domiciled in the case of an unincorporated employer) and with ERISA.

     Section 8.7. Copies of Plan
     ------------ --------------

     This plan may be executed in any number of counterparts, each of which shall be deemed as an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by any one counterpart.

     Section 8.8. Interpretation
     ------------ --------------

     Wherever appropriate, words used in this plan in the singular may include the plural or the plural may be read as singular, and the masculine may include the feminine.

     IN WITNESS WHEREOF, the Employer has caused this Plan to be executed this ______ day of _________________________, 2002.

                                        EMPLOYER:

                                        THE DROVERS AND MECHANICS BANK

                                        By:_____________________________________

                                              Title:_____________________

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